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                                                                    EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT is dated as of the 25 day of March 1997 by and between (i) VideoServer, Inc., a Delaware corporation (the "Buyer"), and (ii) Promptus Communications, Inc., a Rhode Island corporation (the "Seller".)

WHEREAS, the Seller is engaged in the research, development, marketing and sale of products embodying its Network Access Card technology (the "NAC Business") and its network access systems products business (the "Systems Business"); and

WHEREAS, the Buyer, and/or its wholly-owned subsidiary, VideoServer Acquisitions Corp, a Delaware corporation ("VSVR Acquisitions"), desires to purchase the assets owned by the Seller of its NAC Business or set forth herein;

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and Seller agree as follows:

                                    Article 1

                                Purchase And Sale

         1.1. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of all assets of the Seller that are used exclusively in the NAC Business, or otherwise listed on one of the Schedules described in Section 1.1, including but not limited to the following assets (other than the Excluded Assets specified in Section 1.2) of the Seller (all of which assets are hereinafter referred to collectively as the "Acquired Assets"):

                  (a) Any and all machinery, installations, equipment, furniture, tools, spare parts, supplies, materials and other personal property items described on Schedule 1.1(a) hereto, with such additions thereto and deletions therefrom as may hereafter arise in the ordinary course of business prior to the Closing consistent with the Seller's obligations under Article 7 hereof (the "Equipment");

                  (b) All of the Seller's title to, interest in and rights under the leases of personal property described on Schedule 1.1(b) hereto (the "Personal Property Leases");

                  (c) All of the Seller's rights under the agreements with respect to employees described on Schedule 1.1(c) hereto (collectively, the "Employee Agreements");

                  (d) All of the Seller's rights under the purchase orders, contracts and agreements described on Schedule 1.1(d) hereto, for the purchase or sale of utilities, goods, materials and services (the contracts and agreements referred to in this paragraph (d) being referred to collectively as the "Other Contracts");



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                  (e) All of the Seller's trade accounts receivable, notes
receivable and miscellaneous receivables related to the NAC Business, (the "Accounts Receivable");

                  (f) All of the Seller's inventories related to the NAC Business, including raw materials, parts, work in process and finished goods (the "Inventories");

                  (g) All of the Seller's transferable rights under the operating authorities, licenses, permits and approvals, both governmental and private, described on Schedule 1.1(g) hereto (the "Permits");

                  (h) All of the Seller's trade secrets, copyrights, designs, patents, licenses (as licensee or licensor), other agreements and applications with respect to the foregoing, production records, technical information, manufacturing know-how, processes, customer lists, and other intangible assets described on Schedule 1.1(h) hereto (the "Intangibles"); and

                  (i) All of the Seller's accounting books, records and ledgers, employment and personnel records for all employees of the Seller relating to the NAC Business and all other documents and records relating to the Acquired Assets, in original or copy form, as the parties may agree prior to the Closing.

         1.2. Excluded Assets. Notwithstanding the foregoing, the Seller is not selling and the Buyer is not purchasing, pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following assets (the "Excluded Assets"):

                  (a) all of the Seller's rights under the employee benefit plans described on Schedule 1.2(a) hereto and all related plan assets and plan sponsorships;

                  (b) all of the Seller's minute books, stock ledgers and other corporate records;

                  (c) the consideration received by the Seller pursuant to this Agreement;

                  (d) the rights of the Seller under this Agreement;

                  (e) any assets related solely to the business of the Seller in marketing, selling, improving, developing, and distributing its "Systems Products" as that term is understood and defined in the Technology License Agreement and any rights to the name and work " Promptus," (other than the right to dispose, in the ordinary course of business, of Inventories bearing the name Promptus) including, without limitation, the assets described on Schedule 1.2(e) hereto.

                  (f) any cash that is held by Promptus, whether as part of the NAC Business or otherwise.

                                    Article 2

                                 Purchase Price

         2.1. Delivery of Purchase Price. (a) At the Closing, the Buyer shall pay to the Seller, as the aggregate purchase price for the Acquired Assets, (i) fourteen and one-half million dollars



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($14,500,000.00) by bank cashiers check or by wire transfer of immediately available funds (the "Cash Portion"), and (ii) seven and one-half million dollars ($7,500,000.00) payable in shares of common stock of the Buyer, $.01 par value per share ("VideoServer Common Stock"), as provided in paragraph (b) below (the "Stock Portion"), each subject to the provisions of Section 2.2 below. The sum of the Cash Portion and the Stock Portion is referred to hereinafter as the "Purchase Price". The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on Schedule 2.1(a), which shall be delivered by Buyer to Seller for its reasonable approval five days before the Closing.

                  (b) For purposes of calculating the number of shares of VideoServer Common Stock to be delivered as the Stock Portion (the "Purchase Shares"), each share of VideoServer Common Stock will be deemed to have a per share value equal to the average of the closing prices (as listed in The Wall Street Journal ) for VideoServer Common Stock on the ten trading days immediately preceding the closing, (the "Share Price") provided, however, that in no event shall the Share Price be lower than $33.50 per share or higher than $53.00 per share. Should the actual average closing price be lower than the minimum price or higher than the maximum price listed above, then the price shall be deemed to be $33.50 or $53.00 per share respectively.

         2.2. Escrow. One million dollars of the Purchase Price, in shares of VideoServer Common Stock (at the Share Price determined pursuant to Section 2.1(b)), an additional $250,000 of the Purchase Price in cash and an additional $250,000 not part of the Purchase Price deposited by VideoServer (the "Escrowed Amount") shall be subject to an escrow arrangement pursuant to a Escrow Agreement, substantially in the form of Exhibit B hereto (the "Escrow Agreement") (subject to changes required by the Escrow Agent selected by the parties before closing,) among the Buyer, the Seller and a mutually agreed upon financial institution, as Escrow Agent (the "Escrow Agent"). The $250,000 in cash from each party to be included in the Escrowed Amount will be used to secure the obligations of such party to pay the WC Excess or the WC Shortfall as provided in Section 2.3. The $250,000 deposited by the party not obligated to make a payment under Section 2.3, plus any income thereon, shall be returned to such party in the manner set forth in the Escrow Agreement.

         2.3 Working Capital Adjustment (a) Seller has delivered an unaudited balance sheet for the NAC Business, dated as of 12/31/96 (the "Baseline Balance Sheet"). The Baseline Balance Sheet indicates a working capital amount of $3.031 million ($3,031,000.00). ("Working Capital," for purposes of this Agreement, shall mean the amount of Current Assets - accounts receivable, inventory, prepaid expenses and other current assets not including any cash, and excluding fixed assets - minus the amount of Current Liabilities - accounts payable, accruals, and other current liabilities, but excluding long term debt due in greater than one year.) As soon as an audit is completed by Arthur Andersen LLP., Seller shall deliver to Buyer an audited balance sheet for the NAC Business as of 12/31/96 (the "Audited Baseline Balance Sheet"), which will contain an audited working capital amount (the "Baseline Working Capital Amount"). Within fifteen (15) days of the Closing, the Seller will prepare and deliver to the Buyer, using the same accounting standards as were used for the Audited Baseline Balance Sheet, a final closing balance sheet ("Final Closing Balance Sheet,") including a Final Closing Working Capital amount, updating and, if appropriate, adjusting the Audited Baseline Balance Sheet. When the Seller delivers the Final Closing Balance Sheet, the Seller shall also deliver to the Buyer a certificate of the President and Treasurer of the Seller certifying (i) that the Final Closing Balance Sheet (A) was prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Baseline Balance Sheet (subject to the absence of footnotes and to year-end audit adjustments) and (B)



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fairly presents in all material respects as of the date thereof, the financial condition of the NAC Business and (ii) the Final Working Capital amount. The parties agree that, immediately following the Closing, they will make available, on a full time basis, the personnel who had previously been part of the Seller's Finance and Accounting Department (whether they now work for Buyer or Seller) to create the Final Closing Balance Sheet, under the supervision of the Seller. The Final Closing Working Capital amount will be changed from the Audited Baseline Working Capital amount by virtue of the conduct of the NAC Business between 12/31/96 and the Closing.

         (b) When the Final Closing Balance Sheet and officer's certificate described above is prepared and delivered to the parties, if the Buyer shall dispute the Final Closing Working Capital amount as set forth therein, the disputing party shall notify the other party in writing (the "Dispute Notice") within 15 calendar days after delivery of the Final Closing Balance Sheet. Such Dispute Notice shall set forth in appropriate detail the items disputed by the party and the amount proposed by the party as the Final Closing Working Capital amount. In the event of a Dispute Notice, the parties shall first use their best efforts to resolve the dispute between themselves. If the parties are unable to resolve the dispute within 15 calendar days after delivery of Dispute Notice, the dispute shall be submitted to the accounting firm of KPMG Peat Marwick ("KPMG") for resolution. KPMG shall review the Final Closing Balance Sheet and such underlying information as it deems appropriate and deliver within 45 days after delivery of the Dispute Notice its written determination (the "KPMG Determination"), which shall state whether the Final Closing Working Capital amount as set forth in the Final Closing Balance Sheet, or as set forth in the Dispute Notice, is more accurate. The charges of KPMG for its review and report pursuant to this Section 2.3(c) shall be borne by the non-disputing party if the Final Closing Working Capital amount as set forth in the Dispute Notice is affirmed by the Accountant's Determination, and otherwise shall be borne by the disputing party. The determination of the more accurate Final Closing Working Capital amount as set forth in the Accountant's Determination shall be binding and conclusive upon the parties hereto.

(c) When the Final Closing Balance Sheet has been finally determined, the parties will adjust the Purchase Price based on the difference in Working Capital between the Audited Baseline Balance Sheet and the Final Closing Balance Sheets. If the Final Closing Working Capital amount exceeds the Audited Baseline Working Capital amount (such excess, the "WC Excess"), the Seller shall make a claim under the provisions of Escrow Agreement for payment, out of the WCA Escrow Fund (as defined therein) , in an amount (up to the amount of $250,000 held in the WCA Escrow Fund) equal to the WC Excess plus all income earned on such amount; and the Buyer shall pay to the Seller the amount by which the WC Excess exceeds the amount so payable out of the WCA Escrow Fund. If the Final Closing Working Capital amount is less than the Audited Baseline Working Capital amount (such deficiency, the "WC Shortfall"), the Buyer shall make a claim under the provisions of Escrow Agreement for payment, out of the WCA Escrow Fund, in an amount (up to the amount OF $250,000 held in the WCA Escrow Fund) equal to the WC Shortfall plus all income earned on such amount; and the Seller shall pay to the Buyer the amount by which the WC Shortfall exceeds the amount so payable out of the WCA Escrow Fund.




                                    Article 3




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                        Assumption Of Certain Obligations


         At the Closing, the Buyer shall assume, and agree to pay, perform, fulfill and discharge, only the obligations of the Seller specifically set forth on Schedule 3 hereto (the "Assumed Obligations"). Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Seller whatsoever, known or unknown, fixed or contingent, and including without limitation any obligations arising out of the operation of the NAC Business prior to Closing, other than as specifically set forth in this Article 3 (with all such unassumed liabilities and obligations referred to herein as the "Excluded Liabilities").

                                    Article 4

                                     Closing

         4.1. Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts, or at such other place as the Buyer and the Seller may agree at 10:00 a.m. on a mutually acceptable date, not later than five days after the later of a) expiration of any Hart-Scott-Rodino waiting period or b) all of the conditions in Section 9 and 10 have been fulfilled or waived. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

         4.2. Transactions at Closing. At the Closing:

                  (a) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such deeds, certificates of title or other instruments of assignment and transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer good and valid title to all of the Acquired Assets, in each case subject to no Encumbrance (as defined in Section 5.10) except for the Encumbrances specified in Schedule 4.2(a) hereto (the "Permitted Encumbrances").

                  (b) The Buyer shall duly execute and deliver to the Seller such instruments of assumption and other documents with respect to the Assumed Obligations as the Seller may reasonably request.

                  (c) The Seller shall deliver or cause to be delivered to the Buyer all of the Seller's leases, contracts and agreements included in the Acquired Assets (except as shown on Schedule 4.2(c)), with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same, and all of the Seller's business records, books and other data relating to the Acquired Assets (originals or copies, as the parties reasonably agree). The Seller shall take all requisite steps to put the Buyer in actual possession and operating control of the Acquired Assets.

                  (d) The Buyer shall deliver the Escrowed Amount to the Escrow Agent. The Seller shall deliver to the Escrow Agent duly executed stock powers relating to the escrowed Shares of VideoServer Common Stock, as described in the Escrow Agreement



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                  (e) Subject to paragraph (f) below, the Buyer shall deliver the Cash Portion and Stock Portion (other than the Escrowed Amount) to the
Seller.

                  (f) Upon request of the Buyer at Closing, the Seller shall deliver to the Buyer pay-off letters and lien discharges (or agreements therefor) from any Person with an Encumbrance on any of the Acquired Assets and an executed written acknowledgment from Union Bank that Buyer and its Affiliates shall have no liability or obligation in respect of Promptus' guaranty of GTI's debt.

                                    Article 5

                  Representations And Warranties Of The Seller

         The Seller represents and warrants to the Buyer as follows:

         5.1. Incorporation of Seller; Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for jurisdictions in which failure to be qualified or in good standing would not have a material adverse effect on the NAC Business. The Seller has delivered to the Buyer complete and correct copies of its Articles of Incorporation and By-Laws and all amendments thereto. The Seller has no Subsidiaries (as defined in Article 14) except for those disclosed in Schedule 5.1. The Seller has all requisite corporate power and authority to own and hold the Acquired Assets owned or held by it, to carry on the NAC Business as such business is now conducted and to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby (collectively, the "Transaction Documents") to which it is a party and to carry out all actions required of it pursuant to the terms of the Transaction Documents.

         5.2 Corporate Approval; Binding Effect. The Seller has obtained all necessary authorizations and approvals from its Board of Directors and will, before Closing, have obtained all necessary authorizations and approvals from its stockholders required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller and constitutes, and when the Escrow Agreement Registration Rights Agreement, and Software and Technology License Agreement are executed and delivered by the Seller, they will constitute, the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         5.3. Non-Contravention. Except as set forth in Schedule 5.3 hereto, the execution and delivery by the Seller of the Transaction Documents and the consummation by the Seller of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Seller, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Seller (including without limitation any of the Acquired Assets) pursuant to (i) any material agreement or instrument to which the Seller is a party or by which the Seller



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or any of its properties (including without limitation any of the Acquired
Assets) is bound or to which the Seller or any of such properties is subject, or
(ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

         5.4. Governmental Consents; Transferability of Permits , Etc. Except as set forth on Schedule 5.4, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority ("Governmental Consent") is required for the execution and delivery by the Seller of the Transaction Documents to which it is a party or for the consummation by the Seller of the transactions contemplated hereby or thereby, except where the absence of such Governmental Consent would not have a material adverse effect on the NAC Business. The Seller has and maintains, and the Permits listed on Schedule 1.1(e) hereto include, all operating authorities, licenses, permits and other authorizations from all governmental authorities as are necessary for the conduct of the NAC Business or in connection with the ownership or use of the Acquired Assets. Except as expressly designated on
Schedule 5.4, all of the Permits are transferable to the Buyer, except where the absence of such Permits would not have a material adverse effect on the NAC Business, and true and complete copies of such Permits have previously been delivered to the Buyer.

         5.5. Financial Statements. The Seller has delivered or will deliver the following financial statements (the "Financial Statements") to the Buyer, of which those listed in the following clauses (a) and (b) are or will be attached as Schedule 5.5 hereto: (a) the Baseline Balance Sheet and (b) the Audited Baseline Balance Sheet. Each of the Financial Statements fairly present in all material respects as of the date thereof the financial condition of the NAC Business and have been prepared in accordance with generally accepted accounting principles (subject, in the case of the Baseline Balance Sheet, to the absence of footnotes and to year-end audit adjustments);

         5.6. Absence of Certain Changes. Except as set forth on Schedule 5.6, since December 31, 1996 the Seller has carried on the NAC Business only in the ordinary course, and there has not been with relation to the NAC Business, (a) any change in the assets, liabilities, sales, income or business of the Seller or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (b) any acquisition or disposition by the Seller of any asset or property other than in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Seller; (d) any increase in the compensation, pension or other benefits payable or to become payable by the Seller to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan of which the Buyer has been supplied complete and correct copies of); (e) any forgiveness or cancellation of any debt or claim by the Seller or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (f) any entry by the Seller into any transaction other than in the ordinary course of business; (g) any incurrence by the Seller of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; or (h) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of the Seller;



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         5.7. Litigation, Etc. Except as set forth on Schedule 5.7 hereto, no action, suit, proceeding or investigation is pending or, to Seller's knowledge, threatened, relating to or affecting any of the Acquired Assets or the Seller, or which questions the validity of the Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor, is there any basis for any such action, suit, proceeding or investigation.

         5.8. Conformity to Law. Except as set forth on Schedule 5.8, the Seller has, in all respects other than those that would not have a material effect on the NAC Business or the Acquired Assets, complied with, and is in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Seller or any of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Seller is a party, or by which the Seller or any of the Acquired Assets is subject. Except as set forth on Schedule 5.8 hereto, the Seller has not committed, been charged with, or, to Seller's knowledge, been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Seller or any of the Acquired Assets.

         5.9. Title to Acquired Assets. Except as noted on Schedule 5.9, the Seller is the lawful owner of and has valid title to all of the Acquired Assets, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party. Except for liens described on Schedule 5.9 hereto which will be discharged at Closing, and except for Permitted Encumbrances, all of the Acquired Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, "Encumbrances"). Except as otherwise disclosed in Schedule 4.2(c), at and as of the Closing, the Seller will convey the Acquired Assets to the Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in the Buyer, and the Buyer will have, valid title to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         5.10. Real Property; Safety, Zoning and Environmental Matters.

                  (a) Schedule 5.10(a) hereto sets forth a complete and correct list of all leases pursuant to which the Seller holds any real property utilized in the NAC Business, identifying each such leased property by address and approximate size and type of the leased premises. The Seller owns no real property which is used in the NAC Business.


                  (b) to Seller's knowledge, except as set forth on Schedule 5.10(b):

                          (i) neither the Seller nor any operator of any real property presently or formerly owned, leased or operated by the Seller is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980




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         as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act
         of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the
         Federal Clean Air Act, the Toxic Substances Control Act, or any federal, state, local or foreign statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

                          (ii) the Seller has not received notice from any third party, including without limitation, any federal, state, local or foreign governmental authority, (A) that the Seller or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws ("Hazardous Substances") which the Seller or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Seller or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Seller or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                          (iii) (A) no portion of any real property presently or formerly owned, leased or operated by the Seller has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (B) in the course of any activities conducted by the Seller or operators of any real property presently or formerly owned, leased or operated by the Seller, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (C) all real properties presently or formerly owned, leased or operated by the Seller are free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto; (D) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Seller except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Seller which, through soil or groundwater contamination, may have come to be located on such real property; and (F) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by the Seller have been transported offsite only by carriers



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         having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Seller's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                          (iv) no real property presently or formerly owned, leased or operated by the Seller is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

                  (c) Attached as part of Schedule 5.10(c) is a list of all, reports and site assessments, in the Seller's possession or to which it has access, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly owned, leased or operated by the Seller and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. The Seller has furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on Schedule 5.10(c) hereto.

         5.11. Equipment. Schedule 1.1(a) hereto sets forth a complete and accurate list of all of the Equipment. The Personal Property Leases listed on
Schedule 1.1(a) hereto include all leases by the Seller of any item of personal property used exclusively in the NAC Business. Schedule 5.11 hereto includes a list of all leased property otherwise used in the NAC Business. The Equipment, and all personal property held by the Seller under the Personal Property Leases, are utilized by the Seller in the ordinary course of business and taken as a whole, are adequate for their present use in the NAC Business.

         5.12. Insurance. Schedule 5.12 hereto lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Seller. All such policies (a) are in full force and effect, (b) are sufficient for compliance by the Seller with all requirements of law and all agreements to which the Seller is a party and (c) provide that they will remain in full force and effect through the respective dates set forth in such Schedule. The Seller is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

         5.13. Contracts. Schedule 5.13 sets forth a complete and accurate list of all contracts relating to the NAC Business to which the Seller is a party or by which the Seller is bound or to which the Seller or any of the Acquired Assets is subject and which either a) have an estimated total consideration to either party with value of $25,000 or more, or b) represent the sole source of supply for a component or part of any of the products that are part of the NAC Business or c) include potential manufacturing rights for the products of the NAC Business. As used in this Section 5.13, the word "contract" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against the Seller and meets the threshold set forth in the preceding sentence, and specifically includes (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by the Seller; (d) bonds or other security agreements provided by any party in connection with the business of the Seller;
(e) contracts and other agreements for the sale of any of the Seller's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Seller's assets or properties; (f) joint venture agreements relating to the assets, properties or business of the Seller or by or to which it or any of its assets or properties are bound or subject; (g) contracts or other agreements under which the Seller agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to indebtedness for borrowed money; or (i) any other contract or other agreement whether or not made in the ordinary course of business. The Seller has delivered to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed on Schedule 5.13 hereto or any of the other Schedules hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such contract, nor, to the knowledge of the Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. The Seller has in all material respects performed all obligations required to be performed by it to date under each such contract. Subject to obtaining any necessary consents by the other party or parties to any such contract (the requirement of any such consent being reflected on Schedule 5.13), no contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Buyer to be assumed thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         5.14. Inventories. Since counting its inventory for preparation of the Audited Baseline Balance Sheet, Seller has maintained its inventory in the ordinary course of business consistent with past practices.

         5.15. Accounts Receivable. All Accounts Receivable represent sales made in the ordinary course of business, are valid obligations owing to the Seller and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms.

         5.16. Compensation of and Contracts with Employees. Schedule 5.16 hereto sets forth a complete and accurate list of (a) each employee of the Seller who has been identified as being part of the NAC Business and who will be offered employment by the Buyer after this transaction, ("NAC Employees") and the rate, character and amount of the compensation paid to such employee for the fiscal year ended December 31, 1996, and (b) the rate, character and amount of such compensation paid to each such employee through the Closing Date. There have been no changes in such compensation since such date. Except as listed in
Schedule 1.1(c) hereto, the Seller has no employment agreement, written or oral, with any currently active NAC Employee, including any agreement to provide any bonus or benefit to any such employee. Except as set forth on Schedule 5.16, since December 31, 1996, the Seller has not made any pension, bonus or other payment, other than base salary, or become obligated to make any such payment, to any NAC Employee. Except as set forth on Schedule 5.16, the Seller has no outstanding loans or advances to NAC Employees.

         5.17 Employee Benefit Plans.

                  (a) Identification of Plans. Except for the arrangements set forth on Schedule 5.17(a) (each an "Employee Benefit Plan"), Seller does not maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any NAC Employee (as defined in Section 5.17. Seller has heretofore delivered to Buyer true, correct and complete copies of each Employee Benefit Plan.

                  (b) Compliance with Terms and Law. Each Employee Benefit Plan which is intended to qualify under Section 401(k) of the Code has been determined to be so qualified by the Internal Revenue Service, nothing has occurred since the date of the last such determination as to each which has resulted or is likely to result in the revocation of such determination, and each such Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code").

                  (c) Absence of Certain Events and Arrangements. Except as set forth on Schedule 5.17(c)

                           (1) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Seller or any affiliate thereof (other than insurance premiums satisfied in due course); and

                           (2) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of the Seller, which is subject to Title IV of ERISA.

                  (d) Definitions. For purposes of this Section 5.17, "multi-employer plan" and "reportable event" have the same meaning assigned such terms under Sections 3 or 4043(b) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with Seller.

         5.18. Labor Relations. Except as set forth on Schedule 5.18, the Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 5.18, there is no charge pending or, to Seller's knowledge, threatened against the Seller alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Seller pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to Seller's knowledge, threatened against or involving the Seller. Except as set forth on Schedule 5.18, no one has petitioned within the last three (3) years, and no one is now petitioning, for union representation of any of the Seller's employees. Except as set forth on Schedule 5.18 hereto, no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Seller and no claim therefor has been asserted. Except as described on Schedule 5.18 hereto, none of the employees of the Seller is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Seller. Except as fully described on Schedule 5.18 hereto, the Seller has not experienced any work stoppage during the last five years.

         5.19 Trademarks, Patents, Etc. (a) Schedule 5.19(a) hereto sets forth a complete and accurate list of (i) all patents, trademarks, trade names and material copyrights owned by and registered in the name of the Seller, used by the Seller in connection with the NAC Business, all applications therefor, and all written licenses and other agreements relating thereto, and (ii) all written agreements relating to Intellectual Property (as defined in Article 14) which the Seller has licensed or authorized for use by others or which has been licensed or authorized for use to the Seller in connection with the NAC Business. Each of the agreements described on Schedule 5.19(a) is binding on the Seller, and to the best of the Seller's knowledge, each other party to the agreement and, at least as to Seller's rights to use any intellectual property licensed by such agreement, any successors and assigns, including any successors to the business of such entity through merger, sale of all or substantially all of the stock, assets or other interest in or of such party. All of the Seller's rights under such agreements are freely assignable, subject to obtaining the consents listed in Schedule 4.2(c). True and complete copies of all such agreements, and any amendments thereto, have been provided to the Buyer. All of the Seller's patents, patent applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 5.19(a) and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such other jurisdiction.

                  (b) Except to the extent set forth in Schedule 5. 19(b) hereto, the Seller owns or has the sole and exclusive right to use all Intellectual Property used or necessary for the ordinary course of the NAC Business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. Schedule 5.19(b) also lists all inventions (whether patentable or nonpatentable) and trade secrets used by the Seller in connection with or necessary to the development, manufacture, testing, production, use or sale of its current or proposed products in the NAC Business, and for each such listed invention or trade secret also lists the name and title of the person or persons responsible for the creation of such invention or trade secret. Except as set forth in Schedule 5.19(b), (i) no royalties are paid or payable by the Seller on or with respect to any of the patents or patent applications, inventions or trade secrets listed in Schedule 5.19(b), and upon the consummation of the transactions contemplated hereby, no additional royalties shall be payable with respect to such Intellectual Property, and (ii) each of the inventions and trade secrets listed in Schedule 5.19(b) hereto have, through assignment, agreement, operation of law or otherwise, become the sole property of the Seller.

                  (c) Except as set forth in Schedule 5.19(c) hereto, neither the Seller, nor to the Seller's knowledge, the other party or parties thereto, is in material breach of any license, sublicense or other agreement relating to Intellectual Property. The Seller has materially complied with all of its obligations of confidentiality in respect of the Intellectual Property of others and knows of no violation of such obligations of confidentiality as are owed to the Seller. Except as set forth in Schedule 5.19(c), the Seller has required all of its employees to execute agreements under which such employees are required to convey to the Seller ownership of all inventions conceived or created by them in the course of their employment with Seller and to maintain the confidentiality of all of the Seller's non-public information. The Seller has not disclosed any material trade secret information to any person other than employees of the Seller except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the best of the Seller's knowledge, no employee, agent or consultant of the Seller is subject to confidentiality restrictions in favor of any third Person the breach of which could subject the Seller to any material liability or which could adversely affect the Seller's access to Intellectual Property previously used by it. No claims have been asserted to Seller, and to the Seller's knowledge no claims are pending, by any Person regarding the manufacture, use or sale of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property, and to the Seller's knowledge there is no basis for such claim. The present and contemplated use by the Seller of the Intellectual Property listed in any part of Schedule 5.19(c) does not, to the best of the Seller's knowledge, conflict with or infringe on the rights of any person and the Seller has not received any claim or written notice from any Person to such effect. To the knowledge of the Seller, no third party is infringing, violating or otherwise using, in an unauthorized manner, any Intellectual Property of the Seller used in the NAC Business.

                  (d) Except as set forth on Schedule 5.19(d), the Buyer's ability to use any of the Intellectual Property set forth on any of the schedules referred to in this Section 5.19(d) in the same manner as heretofore used by the Seller will not be adversely affected by the consummation of the transactions contemplated hereby.

         5.20. Suppliers and Customers. Schedule 5.20 hereto sets forth the ten
(10) largest suppliers and ten (10) largest customers of the NAC Business as of the date hereof. The relationships of the Seller with such suppliers and customers are good commercial working relationships and, except as set forth on
Schedule 5.20,, no supplier or customer of material importance to the NAC Business has canceled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Seller or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use in the NAC Business or its usage or purchase of the services or products of the Seller except for normal cyclical changes related to customers' businesses. Except as set forth on
Schedule 5.20 hereto, since January 1, 1995, the Seller has not at any time been placed on C.O.D. terms by any supplier, and it currently is not on C.O.D. terms with any supplier in relation to the NAC Business. Attached as part of Schedule
5.20 are schedules that accurately present the amount and aging of the Seller's accounts receivable and accounts payable at December 31, 1996 relating to the NAC Business, as reflected in the Audited Baseline Balance Sheet. Seller has no knowledge that any such ten-largest supplier or customer intends to cancel or otherwise substantially modify its relationship with the Seller or to decrease materially or limit its services, supplies or materials to the Seller, or its usage or purchase of the Seller's services or products, and to the knowledge of Seller, the communication of the transactions contemplated hereby will not adversely affect the relationship of the Buyer with any such supplier or customer.

         5.21. Acquired Assets Complete. The Acquired Assets, when utilized with a labor force substantially similar to that currently employed by the Seller and generic equipment and supplies commonly used in a business and space similar to that currently being occupied by the Seller are adequate and sufficient to conduct the NAC Business as currently conducted by the Seller.

         5.22. No Undisclosed Liabilities. Except to the extent (a) reflected or reserved against in the Baseline Balance Sheet and the notes thereto, (b) incurred in the ordinary course of business after the date of the Baseline Balance Sheet and either discharged prior to Closing or described on Schedule
5.22 hereto or (c) described on any Schedule hereto, the Seller has no material liabilities or obligations of any nature with regard to the NAC Business or the Acquired Assets, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to the Seller's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or in the footnotes thereto.

         5.23. Tax Returns. The Seller has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency, and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to all periods prior to the Closing Date. Seller knows of no additional assessments since the date of such returns and reports.

         5.24. Disclosure. No representation or warranty by the Seller in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the Seller and the identity, value and usability of the Acquired Assets.

         5.25. Investment Representations. The Seller is acquiring the Purchase Shares for the purpose of investment and not with a view to distribution or resale thereof. The Seller shall enter into a lock-up arrangement as part of the Registration Rights Agreement referred to in Section 9.9, prohibiting Seller from selling, transferring or otherwise disposing of the Purchase Shares for a period of 30 days from the Closing or until a registration statement registering the Purchase Shares, as contemplated by the Registration Rights Agreement, is effective, whichever is later. The Seller further represents that it has been furnished with copies of Buyers Annual Report on Form 10K for the year ended December 31, 1995 and quarterly reports for the periods ending March 31, 1996, June 30, 1996 and September 30, 1996, that it has read these documents and that it has been afforded an opportunity to ask questions of and receive answers from representatives of Buyer concerning the business and prospects of Buyer and the purchase of the Purchase Shares pursuant to this Agreement. The Seller further represents that it understands and agrees that, in addition to any legends required pursuant to the terms of the Registration Rights Agreement referred to in Section 9.9, until registered under the Securities Act of 1933, as amended, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Purchase Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 or applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Issuer that registration is not required under such Act or applicable state securities laws."


         5.26. Broker. The Seller has not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except for Montgomery Securities, Inc. ("Montgomery"). Seller shall be solely responsible for any payments to Montgomery, and shall indemnify Buyer from and against any and all liability to or claims by Montgomery or any other broker, agent, finder or intermediary claiming to act for or on behalf of the Seller.

                                    Article 6

                   Representations And Warranties Of The Buyer

         The Buyer represents and warrants to the Seller as follows:

         6.1. Organization of Buyer; Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms of such Transaction Documents.

         6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary authorizations and approvals from its Board of Directors, and, if necessary, stockholders, required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and when the Escrow Agreement, Registration Rights Agreement, and Software and Technology License Agreement are executed and delivered by the Buyer, they will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer, in accordance with their terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         6.3. Non-Contravention. The execution and delivery by the Buyer of the Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

         6.4. Governmental Consents. Except as set forth in Schedule 6.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of the Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

         6.5. Issuance of Shares. Buyer has obtained all necessary authorizations and approvals required for the issuance and delivery of the Purchase Shares. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.


         6.6. Broker. The Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement except for Alex. Brown & Sons. ("Alex. Brown"). Buyer shall be solely responsible for any payments to Alex Brown, and shall indemnify Seller from and against any and all liability to or claims by Alex. Brown or any other broker, agent, finder or intermediary claiming to act for or on behalf of the Buyer. .

         6.7. Disclosure. The information regarding the Buyer contained in Buyer's Annual Report on Form 10K for the year ended December 31, 1995 and Quarterly Reports on Form 10Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and its press release of January 15, 1997 announcing its fourth quarter financial results is true and correct in all material respects, and the financial statements contained in such reports fairly present the financial position and the results of operations of the Buyer (subject, other than in the case of the Annual Report on Form 10K, to the absence of footnotes and year-end audit adjustments), with respect to all of the foregoing as of the respective dates of such reports and for the periods then ended. Buyer has filed all reports and statements required to be filed by Buyer with any governmental agency other than those filings which, the failure to file would not have a material adverse effect on the Buyer. The substantive material disclosed in such reports contained as of the date thereof all the material disclosures required by the filing requirement. No representation or warranty by the Buyer in this Agreement or in any certificate or other written statement delivered or to be delivered to the Seller pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact (as of the date of any such report or other written disclosure) or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.


                                    Article 7

                  Conduct Of Business By Seller Pending Closing

         Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         7.1. Full Access. The Seller shall afford to the Buyer and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the

Seller and a full opportunity to make such reasonable investigations as they shall desire to make of the Seller or with respect to the Acquired Assets, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Seller and with respect to the Acquired Assets as the Buyer may reasonably request.

         7.2. Carry on in Regular Course. The Seller shall maintain the Acquired Assets in their present condition, reasonable wear and tear excepted, and shall carry on its the NAC Business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

         7.3. No General Increases. The Seller shall not grant any general or uniform increase in the rates of pay of NAC Employees , nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such employees; and the Seller shall not increase the compensation payable or to become payable to officers, key salaried employees or agents, involved with the NAC Business, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents.

         7.4. Contracts and Commitments. The Seller shall not, with relation to the NAC Business, enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with the business practices of the Seller.

         7.5. Purchase and Sale of Capital Assets. Other than pursuant to this Agreement, the Seller shall not purchase or sell or otherwise dispose of any capital asset related to the NAC Business, nor any other assets relating to the NAC Business outside of the ordinary course of business.

         7.6. Insurance. The Seller shall, with relation to the NAC Business, maintain the same insurance as is presently in effect regarding the NAC Business, and shall not permit any default to occur in such policies.

         7.7. Preservation of Organization. The Seller shall, with relation to the NAC Business, use reasonable commercial efforts to preserve its business organization intact, to keep available to the Buyer the present NAC Employees and to preserve for the Buyer the present relationships of the Seller's suppliers and customers and others having business relations with the Seller.

         7.8. No Default. The Seller shall, with relation to the NAC Business, not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation of the Seller, including without limitation any of the Personal Property Leases, Employee Agreements or Other Contracts which could have a material adverse affect on the NAC Business or the Acquired Assets.

         7.9. Compliance with Laws. The Seller shall comply with all laws, regulations and orders applicable with respect to the Seller or the Acquired Assets to the extent that any noncompliance could have a material adverse affect on the Acquired Assets or the NAC Business, and with all laws, regulations and orders as may be required for the valid and effective transfer of the Acquired Assets.

         7.10. Advice of Change. The Seller will promptly advise the Buyer in writing of any adverse change in the condition of any of the Acquired Assets or the NAC Business which could have a material adverse affect on the NAC Business or the Acquired Assets.

         7.11. No Shopping, Etc. The Seller shall not negotiate for, solicit, disclose any confidential information, or enter into any agreement with respect to the sale of the NAC Business or any substantial portion of the Acquired Assets, or any merger or other business combination of the Seller, to or with any entity other than the Buyer.

         7.12. Consents of Stockholders' and Third Parties. The Seller will employ its best efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by the stockholders of the Seller and each party to any of the Personal Property Leases, Employee Agreements, Other Contracts and Permits (except as disclosed in
Schedule 7.12) under which such transactions would constitute a default, would accelerate obligations of the Seller or would permit cancellation of any such contract.

         7.13 Satisfaction of Conditions Precedent. The Seller will use its best efforts to cause the satisfaction of the conditions precedent contained herein.


                                    Article 8

                          Certain Transitional Matters

         8.1. Buyer and Seller shall reasonably cooperate with one another during the period following the Closing, to assure an orderly transition of the NAC Business from Seller to Buyer. Each party shall provide such consultation, primarily by telephone, to assist the other in the transition and in divesting the Seller from and establishing Buyer in the NAC Business.

         8.2. Certain Funding.

                  (a) The Buyer agrees to reimburse the Seller $19,100.00 for accounting expenses incurred during the period from January 10, 1997 to the Closing, for the incremental expense incurred by Seller in having a separate audit conducted of the NAC Business, beyond the year-end audit of Seller's entire business.

                  (b) The Seller agrees to reimburse the Buyer for one-half of the cost of the filing fee for the filing in respect of this transaction under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  (c) The Buyer and Seller shall each pay the amounts provided for above in Paragraphs (a) and (b) at the Closing, or, if this Agreement should terminate prior to Closing, within five days of such Termination.

                  (d) The Buyer shall pay the costs of obtaining any consents needed to transfer the agreements listed on Schedule 5.3 to Buyer, or to obtain new agreements for such purposes, to a maximum of $150.000.00. Should the expected costs of obtaining such consents or new agreements (which, for MicroTec shall be deemed to be $7,500.00 per year for three years) exceed $150,000.00, then Buyer and Seller shall each bear fifty percent of the costs in excess of $150,000.00.

         8.3 Employment Offers Buyer shall offer employment (as an employee at will) to all of the persons listed in Schedule 5.16, with a salary equal to or better than each such person's present salary with Seller, with other terms and conditions of employment being Buyer's standard terms of employment. Buyer shall recognize, for each employee so hired, his/her accrued vacation, as carried on the books of Seller at Closing and reflected in the Final Closing Balance Sheet. Prior to the Closing Seller shall encourage all employees listed on Schedule
5.16 to accept Buyer's employment offer. In addition, Seller shall not offer continuing employment after the Closing nor shall Seller employ any such person, as an employee, consultant or otherwise, during the period dating for one year after the Closing. All employees accepting employment with Buyer shall be fully vested in the employer match portion of their 401k account by Seller before such employment change.



                                    Article 9

                   Conditions Precedent To Buyer's Obligations

         The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         9.1. Representations and Warranties True at Closing. The representations made by the Seller in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date; provided, however, that, notwithstanding any other provision of this Agreement, for purposes of the condition set forth in this Section 9.1, all the prior representations and warranties the truth and correctness of which are reaffirmed shall be read as if all materiality qualifications contained therein had been deleted in their entirety. The Seller reserves the right to modify any of the Seller's schedules referred to in this Agreement prior to the Closing Date and any such modified schedule shall be deemed substituted for the corresponding schedule as originally delivered by the Seller pursuant to this Agreement for the purpose of the truth and correctness of the Seller's representations and warranties as of the Closing Date and the survival of the Seller's representations and warranties after the Closing pursuant to Section 15.1 hereof; provided, however, that the Seller's right so to modify its schedules prior to the Closing shall in no way prejudice either
(i) any Working Capital adjustments pursuant to Section 2.3 hereof in connection with the matters occasioning the schedule modifications, or (ii) the Buyer's right, in Buyer's sole election, not to consummate the Closing upon failure of the Seller to satisfy (without regard to such modifications) the conditions precedent set forth in this Article 9.

         9.2. Compliance with Agreement. the Seller shall have performed and complied with, in all material respects, all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing Date.

         9.3. No Change. The business, assets or properties of the Seller and the Acquired Assets shall not have been, and shall not be threatened to be, adversely affected in any way as a result of fire, explosion, earthquake, disaster, labor trouble or dispute, change in business organization, any action by the United States or any other governmental authority, change in technology, obsolescence of product, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. Except as disclosed in any of the Schedules hereto, since January 1, 1997, there shall not have occurred any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of the Seller or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Seller.

         9.4. Seller's Certificate. The Seller shall have delivered to the Buyer in writing, at and as of the Closing, a certificate duly executed by the Seller, in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Section 9.1, 9.2 and 9.3 have been satisfied.

         9.5. Approvals. All corporate, stockholder and other approvals in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

         9.6. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.7. Opinion. Kirkpatrick and Lockhart, LLP and Hinckley Allen & Snyder, each counsel to the Seller, shall have delivered to the Buyer legal opinions in the forms of Exhibits C1 hereto for Kirkpatrick and Lockhart LLP and in a form to be agreed before Closing for Hinckley Allen & Snyder.

         9.8. Employment Agreement. Substantially all of the persons listed in
Schedule 5.16 and all of the persons listed in Schedule 5.16 as "essential" shall have accepted Buyer's offer of employment with Buyer. The Seller shall use its best efforts to cause such persons to accept employment with Buyer. .

         9.9. Registration Rights and Lock-up Agreement. The Seller and the Buyer shall have entered into a Registration Rights Agreement in the form of Exhibit D hereto (the "Registration Rights and Lock-up Agreement"), and the Registration Rights and Lock-up Agreement shall be in full force and effect.

         9.10. Escrow Agreement. The Seller shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         9.11. Releases From Creditors. The Buyer shall have received all lien discharges, UCC termination statements and similar instruments required to comply with the Seller's obligations under Section 4.2(a).

         9.12. Consents of Third Parties. The Seller will have obtained the consent, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any of the Personal Property Leases, Employee Agreements, Other Contracts and Permits (except as disclosed in Schedule 9.13) under which such transactions would constitute a default, would accelerate obligations of the Seller or the Buyer or would permit cancellation of any such contract.

         9.13 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and the Buyer's counsel, and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

         9.14 Non Competition. The Seller shall have obtained from each of the individuals referred to in Section 11.2, an executed agreement implementing that individual's obligation described in that Section in the form attached hereto as Exhibit A .

         9.15 Parent Guarantee The Seller shall have obtained from its parent corporation, GTI, a guarantee of Seller's indemnification obligations under the first sentence of Paragraph 5.9 and clause (vi) of Section 12.1in the form attached hereto as Exhibit G.

         9.16 No Restraining Order; Hart-Scott-Rodino. No restraining order or injunction shall prevent the transactions contemplated by this Agreement nor shall the Federal Trade Commission or the Department of Justice have issued any notice of delay or unfulfilled request for additional information under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and all waiting periods thereunder shall have expired.

         9.17 Stockholders Approval. All requisite approvals shall have been obtained from the stockholders of the Seller to the consummation of the transactions contemplated by this Agreement, and Buyer shall have received appropriate evidence of such approvals.




                                   Article 10

                  Conditions Precedent To Seller's Obligations

         The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

         10.1. Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         10.2. Compliance with Agreement. The Buyer shall have performed and complied with, in all material respects, all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         10.3. Closing Certificate. The Buyer shall have delivered to the Seller in writing, at and as of the Closing, a certificate duly executed by each of the President and Treasurer of the Buyer, in form and substance satisfactory to the Seller and the Seller's counsel, to the effect that the conditions in each of Sections 10.1 and 10.2 have been satisfied.

         10.4. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         10.5. Registration Rights and Lock-up Agreement. The Buyer shall have executed and delivered the Registration Rights and Lock-up Agreement and the Registration Rights and Lock-up Agreement shall be in full force and effect.

         10.6. Escrow Agreement. The Buyer shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         10.7. License Agreement The Buyer shall have entered into the Software and Technology License Agreement attached hereto as Exhibit F

         10.9. Opinion. Bingham, Dana & Gould LLP, counsel to the Buyer and shall have delivered to the Seller a legal opinion in the form of Exhibit E hereto.

         10.10. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel, and the Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

         10.11 No Restraining Order; Hart-Scott-Rodino. No restraining order or injunction shall prevent the transactions contemplated by this Agreement nor shall the Federal Trade Commission or the Department of Justice have issued any notice of delay or unfulfilled request for additional information under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and all waiting periods thereunder shall have expired.

         10.12 Stockholders Approval. All requisite approvals shall have been obtained from the stockholders of the Seller to the consummation of the transactions contemplated by this Agreement.



                                   Article 11

                               Certain Covenants

         11.1. Confidential Information. Any and all information disclosed by the Buyer to the Seller or by the Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, shall be subject to the Mutual Non-Disclosure Agreement, dated as of March 25, 1997 (the "Non-Disclosure Agreement") between Buyer and the Seller.

         11.2. Noncompetition.

                  (a) Each of the Seller and each of Mssrs. Al Lucci and Paul Fredette, agrees for itself and its successors, that for a period of three years with respect to any business entity, and two years, with respect to any individual, after the Closing Date (the "Restricted Period"), such person or entity shall not engage directly or indirectly in competition with the NAC Business nor in the multipoint video conferencing server products business in any manner substantially different than it does currently with its Systems Products, whether individually or otherwise, including but not limited to as a consultant, employee, joint venturer, partner, officer, director, owner or equityholder or stockholder owning more than five percent (5%) of any class of any business entity engaged in any business competitive with the NAC Business or engaged in the multipoint videoconferencing server products business (in any manner substantially different than Promptus does currently with its Systems Products). Seller covenants that it shall obtain as part of any transaction selling, distributing or otherwise disposing of any assets of Seller to, or merging or consolidating Seller with or into its parent corporation, GTI, or any other affiliate or stockholder of Seller, a covenant substantially similar to this covenant, prohibiting such party from utilizing the assets of the Seller to compete in the NAC Business or to engage in the multipoint videoconferencing server products business (in any manner substantially different than Promptus does currently with its Systems Products). Notwithstanding the foregoing, Seller and the individuals referred to above shall be entitled to conduct the Systems Business through manufacture, marketing, sales and distribution of its Systems Products, and to design and build network access cards for use solely in Seller's Systems Products (including spare and repair parts thereto) as provided in the Software and Technology License Agreement. In addition to the foregoing, at no time in the future will the Seller, or any person or entity referred to above, represent to any person or entity that the Seller, or that person or entity, still owns or operates the Seller's NAC Business or is the successor in interest of the Seller's NAC Business. During the two year period with respect to each individual referred to above, each such individual agrees that he shall not divert or seek to divert any or all of the business of any customer of the NAC Business to a competitor (including Seller.)

                  (b) It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 11.2(b) are difficult if not impossible precisely to prove; therefore, it is agreed that this Agreement not to compete shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer under this agreement or at law or equity. If any of the restrictions contained in this Section 11.2 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provision hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 11.2 in its reduced form for all purposes in the manner contemplated hereby.

         11.3 For the period beginning upon the Closing and extending for two years after, each party agrees to not solicit for or offer employment to any employee of the other party, without the other party's prior written consent, which shall not be unreasonably withheld. The preceding sentence shall not prohibit either party from employing any person who has been terminated by the other party, nor shall it prohibit Seller from employing any person who resigns from Buyer because Buyer has requested that such person relocate more than 50 miles from their present work location.

                                   Article 12

                                 Indemnification

         12.1. Indemnity by the Seller. The Seller agrees to indemnify and hold the Buyer, VSVR Acquisitions, the directors, officers and all of the affiliates of each, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any of the following:

                           (i) any failure or any breach by the Seller of any representation or warranty, covenant, obligation or undertaking made by Seller in or pursuant to this Agreement (including the Schedules and Exhibits hereto) or any other statement, certificate or other instrument delivered pursuant hereto;

                           (ii) any claim, liability, obligation or damage with respect to the Excluded Liabilities, including without limitation the following:

                           (A) any actual or alleged liability for the cleanup
                  or removal of, or for death or injury to person or property as a result of the release, emission or discharge of, any hazardous substance, hazardous waste, oil, toxic substance, pollutants or other chemical by-products relating to or affecting the Acquired Assets or the NAC Business, to the extent such liability arises out of any matter or condition that occurred or existed on or before the Closing Date;

                           (B) any actual or alleged liability for death or
                  injury to person or property as a result of any actual or alleged defect in any product manufactured or services rendered by the Seller on or prior to the Closing Date;

                           (C) any contractual product or service warranty
                  claims arising out of defects in any product manufactured or services rendered by the Seller prior to the Closing Date, provided, however, that Buyer shall be responsible for any repair or replacement obligations within the contractual warranty period, which are incurred in the ordinary course of the operation of the NAC Business; or

                           (D) any claim, obligation or liability arising in
                  connection with the employment or termination of employment of any persons in the NAC Business before the Closing, including any workmen's compensation claims, any employee grievances, any liabilities with respect to pension, medical or other employment benefits and any liabilities for accrued bonus payments, or for severance payments arising as a result of the consummation of the transactions contemplated by this Agreement, but excluding liability for accrued vacation, as reflected on the Final Closing Balance Sheet; or

                           (E) any actual or alleged tax liability imposed on
                  the Buyer with regard to the NAC Business or any other operations of Seller in respect of any period prior to the Closing Date.

                           (iii) except for the Assumed Obligations, any claim or liability arising under the bulk sales laws of any jurisdiction in connection with transactions contemplated by this Agreement (in view of such indemnification obligation the Buyer hereby waives the Seller's compliance with any such bulk sales laws as a condition to the Closing hereunder);

                           (iv) Any liability with respect to the two verbal threats of litigation disclosed in Schedule 5.7;

                           (v) any claim that the Seller does not own or have the right to use, as the case may be, any of the Intellectual Property listed on Schedule 1.1(h) or Schedule 5.18(a), or any claim that the use of such Intellectual Property, as used in the NAC Business in a manner similar to that of the Seller, infringes on the copyright or trademark rights of any other Person or constitutes a misappropriation of a trade secret of any other Person; and

                           (vi) any claim with respect to this transaction from any shareholder of Seller, including, but not limited to a claim challenging Seller's authority to enter into or complete the transaction, any claim seeking appraisal or dissenters' rights or challenging the fairness of the transaction or any claim for rescission of the transaction.

         12.2. Indemnity by the Buyer. The Buyer agrees to indemnify and hold Seller harmless from and with respect to any and all Losses, related to or arising directly or indirectly out of any failure or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in this Agreement (including the Schedules and Exhibits hereto) or any other statement, certificate or other instrument delivered pursuant hereto.

         12.3. Claims.

                  (a) Notice. Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other party hereto (the "Indemnifying Party") of any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

                  (b) Third Party Claims. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

                           (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                           (ii) the Indemnifying Party provides evidence satisfactory to the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim; and

                           (iii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                  (c) Claim Limitations. Notwithstanding any other provision of this Section 12, any Claim made hereunder shall be subject to the following limitations:

                           (i) except as provided below, no Claim for indemnification may be made by an Indemnified Party after the expiry of one year following the Closing Date;

                           (ii) except as provided below, Buyer's sole recourse for satisfying any Claim shall be recovery from the Indemnification Escrow Fund (as defined and described in the Escrow Agreement);

                           (iii) except as provided below, no Claim shall be made against the Seller or the Buyer (as the case may be) until the aggregate amount of Losses with respect to which all Indemnified Parties are entitled to seek indemnification by such Indemnifying Party exceeds $100,000 and no Claim shall be made against such Indemnifying Party except to the extent that such aggregate Losses exceed $100,000; and

                           (iv) except as provided below, no Claim shall be made against either the Seller or the Buyer (as the case may be) which, together with all other Claims paid by such Indemnifying Party, exceeds the following amount, (a) with respect to claims for which the party first provides notice prior to December 15, 1997 -- $1,000,000, and (b) with respect to claims for which the party first provides notice between December 16, 1997 and the first anniversary of the Closing Date -- $500,000.00;

         provided, however, that (A) no limitation as to the time period for making Claims hereunder nor as to the minimum or maximum amount, nor the recourse for payment of Claims shall apply to any of the following, and Claims relating to the following shall not count against the $1,000,000 (nor $500,000) maximum: (x) Losses relating to or arising directly or indirectly out of any failure or breach of any of the representations and warranties of the Seller set forth in the first and last sentence of Section 5.1, and/or Section 5.2, Section 5.9, and/or
         Section 5.22, and/or (y) Losses referred to in Section 12.1(ii)(E), 12.1(v) and 12.1(vi); and (B), notwithstanding any other provision of this Agreement, for purposes only of computing Losses with respect to which Claims under this Section 12 may be made against Seller or Buyer (as the case may be), all materiality qualifications of representations and warranties, covenants, obligations or undertakings made by such Indemnifying Party shall be ignored.

         12.4. Method and Manner of Paying Claims. In the event of any claims under this Article 12, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, the other party will pay the full amount thereof within ten days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party. The unpaid balance of a Claim shall bear interest at a rate per annum equal to the rate announced by The First National Bank of Boston as its "Base Rate" plus two percent (2%) from the date notice thereof is given by the Indemnified Party to the Indemnifying Party.

                                   Article 13

                                   Termination

         13.1 (a) This Agreement may be terminated by either the Buyer or the Seller in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before May 15, 1997, other than as a consequence of the intentional breach or the intentional default by the terminating party.

         (b) This Agreement may be terminated at any time prior to the Closing by mutual action of the Seller and the Buyer.

         (c) This Agreement may be terminated by either party for material breach by the other party which remains uncured thirty days after notice thereof by the non-breaching party,.

         (d) In the event of the termination and abandonment of this Agreement by the Seller or the Buyer, as herein provided, written notice thereof shall be given to the other party or parties and this Agreement shall terminate without any further action of the parties hereto. If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of the Non-Disclosure Agreement; and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this Article 13, and except that any termination of this Agreement pursuant to the first sentence of this Article 13 or pursuant to Section 13(c) shall not relieve a defaulting or breaching party from any liability to the other party hereto. The provisions of Article 15 shall survive any termination of this Agreement.

                                   Article 14

                                   Definitions

         As used herein the following terms not otherwise defined have the following respective meanings:

         "Intellectual Property" means patents, inventions (whether patentable or unpatentable), trade secrets, know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, copyrights, mask works and registrations and applications for each of the foregoing, and computer software programs, computer data bases and related documentation and materials.

         "Person" means any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

         "Subsidiary" with respect to any Person, means any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned (directly or indirectly) of record or beneficially by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or
(b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

                                   Article 15

                                     General

         15.1 Payment of Buyer's Expenses. The Seller agrees that, in the event that the Seller shall fail to satisfy the condition precedent set forth in
Section 9.17, the Seller shall promptly pay to the Buyer an amount equal to all reasonable out-of-pocket expenses incurred by Buyer (including without limitation all reasonable attorneys' fees and disbursements) in connection with the negotiations, due diligence and preparation of documents relating to this Agreement and the transactions contemplated hereby.

         15.2 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by the Buyer, shall be deemed to have been relied on by the Buyer and shall survive the Closing, and the consummation of the transactions contemplated hereby for the period and to the extent described in Section 12.3.

         15.3. Expenses. All sales and transfertaxes payable with respect to the sale and conveyance of the Acquired Assets to the Buyer shall be paid by the Buyer. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         15.4. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

         If to Seller, to:

                  Kirk D'Orazio
                  Promptus Communications, Inc.
                  207 High Point Ave.
                  Portsmouth Business Park
                  Portsmouth, RI 02871

         with a copy sent contemporaneously to:

                  John Rodney, Esq.
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building, Pittsburgh, Pa 15222 and to

                  Margaret D. Farrell, Esq.
                  Hinckley, Allen & Snyder
                  1500 Fleet Center
                  Providence, R. I. 02903

         If to the Buyer, to:

                  Robert Castle
                  VideoServer, Inc.
                  63 Third Avenue
                  Burlington, MA 01803

         with a copy sent contemporaneously to:

                  David L. Engel, Esq.
                  Bingham, Dana & Gould LLP
                  150 Federal Street

                  Boston, Massachusetts 02110

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when received.

         15.5 Arbitration Provision. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement and the Transaction Documents or any breach or alleged breach hereof or thereof (other than any action to obtain injunctive relief, specific performance or other equitable remedy pursuant to the provisions of the License Agreement referred to in
Section 10.8, the Nondisclosure Agreement referred to in Section 11.1, or the noncompetition provisions of Section 11.2 and the noncompetition agreements referred to in Section 9.15) shall be submitted to and determined and settled by arbitration in Boston, Massachusetts, or in such other location as the parties may agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The Board of Arbitration shall be composed of one arbitrator, to be mutually agreed upon by the parties in good faith, or, if the parties cannot agree, the arbitrator shall be selected by the AAA in accordance with its standard procedures in such cases. The arbitration award shall be final and binding on the parties to the arbitration and judgment thereon may be entered in any court having jurisdiction, or application may be made to any such court for confirmation of such award or a judicial acceptance of such award or other legal remedy, as the case may be. If, under applicable federal or state law, a claim or dispute shall not be subject to arbitration, then either party may reject arbitration so that all claims and disputes shall be subject to resolution in a single proceeding and a single forum.

         15.6. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         15.7. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

         15.8. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         15.9. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing contained in this Section 15.7 shall prevent the Buyer, without the consent of the Seller, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Buyer or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Buyer of its obligation under this Agreement.

         15.10. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         15.11. Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         15.12. Tax Treatment. The Buyer and the Seller shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including without limitation with respect to calculation of gain, loss and basis with reference to the allocations of the Purchase Price made pursuant to Article 2 hereof. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein. Both the Buyer and the Seller agree to file with the Internal Revenue Service an IRS Form 8594 (Asset Acquisition Statement under Section
1060) with respect to the acquisition by the Buyer of the Acquired Assets, with their respective federal income tax returns for the year in which the Closing Date occurs, consistent with the allocations made pursuant to Section 2.1.

         15.13. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         15.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.15. Satisfaction of Conditions Precedent. Each of the Seller and the Buyer will use its best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section 15.13 shall obligate either party hereto to waive any right or condition under this Agreement.

         15.16. Public Statements or Releases. Each of the parties hereto agrees that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 15.14 shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.



                                        /S/ ROBERT CASTLE
                                        ------------------------------------
Attest:

                                        By: ROBERT CASTLE
--------------------------------           ---------------------------------
                                        Title:  President - VideoServer


Attest:                                   /S/ KIRK M. D'ORAZIO
                                        ------------------------------------


                                        By:   KIRK M. D'ORAZIO
--------------------------------           ---------------------------------
                                        Title:  President & COO
                                                Promptus Communications, Inc.

                                ESCROW AGREEMENT


         This Escrow Agreement (this "Agreement"), dated as of April 26, 1997, is by and among VideoServer, Inc. (the "Buyer"), a Delaware corporation, Promptus Communications, Inc. (the "Seller"), a Rhode Island corporation, and Fleet National Bank, as Escrow Agent with offices at One Federal Street, Boston, Massachusetts (the "Escrow Agent").

         The Buyer and the Seller have entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of March 25, 1997, pursuant to which the Buyer has agreed to purchase, and the Seller has agreed to sell, certain assets of the Seller, all subject to the terms and conditions set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Buyer and the Seller have agreed to enter into this Agreement to secure (i) certain working capital adjustment obligations of the Seller and Buyer under Section 2.3 of the Purchase Agreement, and (ii) certain indemnification obligations of the Seller under the Purchase Agreement, and have requested Fleet National Bank to act as Escrow Agent hereunder; and Fleet National Bank is willing to do so subject to the terms and conditions set forth in this Agreement.

         The parties hereby agree as follows:

         1. CERTAIN DEFINED TERMS. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement. In addition, as used in this Agreement:

         "Escrow Agent" means Fleet National Bank, and any of its successors appointed pursuant to Section 10 hereof, in its capacity as escrow agent hereunder.

         "Escrowed Money" means, collectively, the WCA Escrow Fund and any Indemnification Escrowed Money.

         "Escrow Funds" means the WCA Escrow Fund and the Indemnification Escrow Fund.

         "Escrowed Securities" means the common stock of the Buyer deposited in escrow hereunder, any income earned thereon, and any other accessions thereto, and any securities received in respect thereof (whether by dividend, upon conversion, exchange, or redemption, or otherwise).

         "Indemnification Escrow Fund" means the Escrowed Securities and any Indemnification Escrowed Money, together with any other money, securities and other property from time to time held in escrow pursuant to Section 3(b) hereunder, and any income earned thereon and held in escrow hereunder.

            "Indemnification Escrowed Money" means any money constituting proceeds from the liquidation of any of the Escrowed Securities, whether held in cash or in the form of any investment or reinvestment, and any income earned thereon and held in escrow hereunder.

         "WCA Escrow Fund" means the money deposited in escrow pursuant to
Section 3(a)(i) hereof, in cash or in the form of any investment or reinvestment, and any income earned thereon and held in escrow hereunder.

         2. APPOINTMENT OF ESCROW AGENT. The Buyer and the Seller hereby appoint Fleet National Bank to act as Escrow Agent hereunder, and Fleet National Bank hereby accepts such appointment and agrees to serve in such capacity subject to the terms and conditions set forth in this Agreement.

         3. ESCROW FUNDS.

         (a) Establishment of Working Capital Adjustment Escrow Fund.

                  (i) Upon execution of this Agreement, each of the Buyer and Seller shall deposit in escrow with the Escrow Agent cash in an amount equal to $250,000, to be held as the WCA Escrow Fund by the Escrow Agent until delivery of the Final Closing Balance Sheet and final determination of the Final Closing Working Capital amount pursuant to the provisions of Section 2.3 of the Purchase Agreement.

                  (ii) The WCA Escrow Fund shall secure (A) the obligation of the Buyer to pay to the Seller the excess (if any) of the Final Closing Working Capital amount over the Audited Baseline Working Capital amount, and (B) the obligation of the Seller to pay to the Buyer the excess (if any) of the Audited Baseline Working Capital amount over the Final Closing Working Capital amount, in each case promptly upon the delivery of the Final Closing Balance Sheet and the final determination of the Final Closing Working Capital amount pursuant to
Section 2.3 of the Purchase Agreement.

                  (iii) The Escrow Agent shall hold the WCA Escrow Fund in a segregated account and shall distribute the WCA Escrow Fund in accordance with the terms of this Agreement.

         (b) Establishment of Indemnification Escrow Fund.

                  (i) Upon execution of this Agreement, the Buyer and the Seller shall deposit in escrow with the Escrow Agent 29,851 shares of VideoServer Common Stock as described in Section 2.2 of the Purchase Agreement. In addition, the Seller shall deposit into escrow six stock powers duly executed in blank for transfer of the shares constituting the Escrowed Securities to the Buyer, with the dates and numbers of shares covered by such stock powers left blank. The Seller hereby irrevocably appoints the Escrow Agent, as its agent and attorney-in-fact, in the name and on behalf of the Seller to complete and deliver such stock powers to the Buyer, but only in strict accordance with the terms and conditions of this Agreement, with the same legal force and effect as if done by the Seller itself.

                  (ii) The Indemnification Escrow Fund shall secure all of the Seller's indemnification obligations under Article 12 of the Purchase Agreement, and shall be released as provided in Section 6 of this Agreement.

                  (iii) The Escrow Agent shall hold the Indemnification Escrow Fund in a segregated account and shall distribute the Indemnification Escrow Fund in accordance with the terms of this Agreement.

         (c) Investment of the Escrowed Money. The Escrow Agent from time to time shall invest and reinvest the Escrowed Money at the mutual written direction of the Buyer and the Seller in (i) debt securities for the payment of which the full faith and credit of the United States of America is pledged ("U.S. Securities"), (ii) money market funds of major brokerage or mutual fund firms (e.g., Fidelity Investments) or that invest exclusively in U.S. Securities, (iii) repurchase agreements collateralized by U.S. Securities, (iv) certificates of deposit, time deposits, and other interest-bearing deposits of any commercial bank, provided, that such deposits are fully insured by the Federal Deposit Insurance Corporation or Federal Savings and Loan Insurance Corporation, and (v) such other types of investments as may be agreed to in writing by the Buyer and the Seller from time to time. Initially, the Escrowed Money shall be invested as set forth on Schedule 1 hereto. All income from such investments shall be received by the Escrow Agent and held in escrow in the WCA Escrow Fund or the Indemnification Escrow Fund, as the case may be, upon which such income is earned; and all such income shall constitute Escrowed Money. For tax and withholding purposes, all income upon the WCA Escrow Fund shall be allocated 50% to the Buyer and 50% to the Seller, and all income earned upon the Indemnification Escrow Fund shall be allocated to the Seller, in each case unless actually distributed to the other party.

         (d) Stop-Transfer Instructions. For so long as any Escrowed Securities are held in escrow hereunder, except for transfers thereof specifically contemplated by this Agreement (including Section 3(f) hereof), the Escrowed Securities shall remain subject to "stop-transfer" instructions to the Buyer's transfer agent for such securities.

         (e) Dividends, Etc. on Escrowed Securities. Until such time, if any, when the Escrowed Securities may be required hereunder to be delivered to a Person entitled to indemnification under the Purchase Agreement, such Escrowed Securities shall remain registered in the name of the Seller, and, subject to the terms and conditions of this Agreement and the Registration Rights and Lock-Up Agreement, the Seller may do any other thing that is lawful for a registered holder of the Escrowed Securities to do (including voting). Any dividends or other distributions in respect of the Escrowed Securities, and any securities of the Buyer that are issued upon the conversion, redemption, or exchange of the Escrowed Securities, shall be deposited with the Escrow Agent in escrow hereunder immediately upon payment or issuance. For tax and withholding purposes, all dividends and other distributions in respect of the Escrowed Securities, and all securities of the Buyer that are issued upon the conversion, redemption, or exchange of the Escrowed Securities, shall be allocable to the Seller unless actually distributed to the Buyer.

         (f) Sale of Escrowed Securities. The Escrowed Securities are Registrable Securities as defined in the Registration Rights Agreement. At any time or from time to time, the Seller shall have the right to sell any Escrowed Securities, provided, that if any such sale is completed through a broker, the Seller shall instruct such broker to deliver, and in any case the Seller shall cause, the net proceeds received by the Seller from any such sale to be deposited with the Escrow Agent immediately upon receipt thereof; and provided further, that the Seller shall pay any taxes payable in connection with such sale and such taxes shall not be deducted in calculating the net proceeds from such sale to be deposited with the Escrow Agent. In connection with any such sale, the Escrow Agent shall deliver any Escrowed Securities to such persons and at such times as the Seller may direct in writing provided that such delivery is accompanied by notice from each of the Seller and the Escrow Agent to such person to deliver the proceeds thereof directly back to the Escrow Agent.

         (g) Valuation of the Escrowed Securities. For purposes of valuing Escrowed Securities deliverable in payment of any claim by the Buyer for indemnification under the Purchase Agreement, the Escrowed Securities shall be valued at $33.50 per share, proportionately adjusted for stock splits, stock dividends, and other changes in the Buyer's capitalization occurring after the date hereof.

         4. CLAIMS AGAINST WORKING CAPITAL ADJUSTMENT ESCROW FUND.

         (a) Notice of WCA Claim. Following the delivery of the Final Closing Balance Sheet and the final determination of the Final Closing Working Capital amount pursuant to Section 2.3 of the Purchase Agreement, the Buyer or the Seller, whichever is entitled to a working capital adjustment payment under said
Section 2.3 (the "WCA Claimant"), shall give written notice (a "Notice of WCA Claim") to the Escrow Agent and the other party, which notice shall be signed by the WCA Claimant's President and shall certify that (i) the Final Closing Balance Sheet has been delivered, (ii) the Final Closing Working Capital amount exceeded the Audited Baseline Working Capital amount, or the Audited Baseline Working Capital amount exceeded the Final Closing Working Capital amount, (iii) the WCA Claimant is entitled to payment, out of the WCA Escrow Fund, in respect of the working capital adjustment under Section 2.3 of the Purchase Agreement, in a specified amount (up to $250,000 of the WCA Escrow Fund), (iv) the WCA Claimant is entitled to be paid all income earned on the portion of the WCA Escrow Fund represented by such specified amount, and (v) the WCA Claimant is entitled to the release from the WCA Escrow Fund of the $250,000 which it deposited therein, together with all income earned on such portion of the WCA Escrow Fund.

         (b) Notice of No WCA Claim. In the event that the Final Closing Balance Sheet shall be delivered and shall show that the Final Closing Working Capital amount is the same as the Audited Baseline Working Capital amount, either Buyer or Seller may give a written notice (the "Notice of No WCA Claim") to the Escrow Agent and the other party stating that each of the Buyer and Seller are entitled to refund of the $250,000 such party initially deposited in the WCA Escrow Fund, together with all income earned on such amount.

         (c) Distribution of WCA Escrow Fund. If the Escrow Agent is not in receipt of a written notice from the party who is not the WCA Claimant within ten business days after the date a Notice of WCA Claim is delivered to the Escrow Agent in accordance with Section 4(a) hereof, the Escrow Agent shall distribute to the WCA Claimant those portions of the WCA Escrow Fund described in such Notice of WCA Claim as contemplated by clauses (iii), (iv) and (v) of
Section 4(a), in accordance with such Notice of WCA Claim, with the remainder of any of the WCA Escrow Fund, if any, to be released to the party who is not the WCA Claimant. If the Escrow Agent is not in receipt of a written notice from the non-claiming party within ten business days after the date a Notice of No WCA Claim is delivered to the Escrow Agent in accordance with Section 4(b), the Escrow Agent shall distribute the WCA Escrow Fund as described in such Section 4(b). Except as expressly provided herein, if the Escrow Agent is in receipt of a written notice as described in each of the foregoing sentences, the Escrow Agent shall not release from escrow or deliver any part of the WCA Escrow Fund.

         (d) Payment from WCA Escrow Fund. All deliveries of all or any portion of the WCA Escrow Fund to the Buyer or the Seller shall be made by wire transfer of immediately available funds to an account designated in writing by the receiving party at least two business days before such delivery (or in the absence of such designation, by certified or bank check sent to such party at its address set forth in Section

13 hereof). The Escrow Agent may liquidate any investment in the WCA Escrow Fund as necessary to make the payments required by this Section 4.

         (e) Rights Not Limited to WCA Escrow Fund. To the extent that pursuant to the terms of Section 2.3 of the Purchase Agreement, any WCA Claimant is entitled to receive an amount in excess of the other party's original $250,000 deposited into the WCA Escrow Fund, the rights of such WCA Claimant to recover such amount from the other party shall not be limited to the rights of the WCA Claimant under this Agreement.

         5. CLAIMS AGAINST INDEMNIFICATION ESCROW FUND.

         (a) Notice of Indemnification Claim. The Buyer shall give the Seller and the Escrow Agent written notice (a "Notice of Indemnification Claim") of any claim for indemnification by the Buyer and/or any "indemnified party" (as defined in Section 12.3 of the Purchase Agreement) against the Seller to be paid from the Indemnification Escrow Fund (a "Claim"), indicating the amount of indemnification sought and specifying in reasonable detail the factual basis therefor to the extent then known to the Buyer, as the case may be. If the Damages for which indemnification is sought are liquidated, the Buyer's notice of claim shall so state and a charge in such amount shall be deemed asserted against the Indemnification Escrow Fund then held in escrow by the Escrow Agent and available for the payment of such Claim. If such Damages are not liquidated, the Buyer's notice of claim shall so state and shall contain the Buyer's good-faith estimate of the maximum amount of such Claim, and in such event, a charge in such amount shall be deemed asserted against the Indemnification Escrow Fund then held in escrow by the Escrow Agent and available for the payment of such Claim.

         (b) Dispute of Claim. If within ten business days after the date a Notice of Indemnification Claim is delivered to the Escrow Agent in accordance with Section 5(a), the Seller advises the Escrow Agent in writing that it objects to the Claim referred to in such Notice of Indemnification Claim, stating in reasonable detail the basis of its objection, then unless and until the Seller withdraws such objection in writing, such Claim shall be deemed to be a "Disputed Claim"; otherwise, such Claim shall be deemed to be an "Allowed Claim."

         (c) Payment from Escrow. As promptly as is practicable after a Claim is deemed to be an Allowed Claim, or if at the time a Notice of Indemnification Claim with respect to such Claim was given in accordance with Section 5(a), such Claim was not liquidated in amount, then as promptly as practicable after such Claim is so liquidated and written notice thereof is given by the Buyer to the Seller and the Escrow Agent, the Escrow Agent shall release from escrow and deliver to the Buyer the amount of any Escrowed Money in the Indemnification Escrow Fund or, at Seller's option, Escrowed Securities, up to the amount of the Allowed Claim and, if such amount is not sufficient to satisfy the Allowed Claim, a number of Escrowed Securities or, at Seller's option, Escrowed Money sufficient to satisfy any remaining unpaid portion of such Allowed Claim, together with a stock power dated and completed by the Escrow Agent pursuant to
Section 3(b)(i) hereof for transfer of such Escrowed Securities to the Buyer. Seller may exercise any such option by written notice to Escrow Agent prior to the first day on which Escrow Agent may deliver any such Escrowed Securities or Escrowed Money to Buyer.

         (d) No Release for Disputed Claim. Except as otherwise expressly provided herein, the Escrow Agent shall not release from escrow or deliver any part of the Indemnification Escrow Fund in respect of any Disputed Claim.

         (e) Distributions of Income. Except as otherwise expressly provided herein, to the extent that any amount of the property originally deposited into escrow hereunder pursuant to Section 3(b)(i) hereof (or any cash proceeds thereof or reinvestments of such proceeds or properties) is distributed to the Buyer or the Seller, all income and other accessions with respect to such amount (including without limitation interest and dividends) shall be distributed to the same party and at the same time.

         6. RELEASE AND DELIVERY OF ESCROW FUNDS.

         (a) Release Dates. (i) The Escrow Agent shall release the WCA Escrow Fund in accordance with the terms of Section 4. (ii) On December 15, 1997, the Escrow Agent shall release and deliver to the Seller from the Indemnification Escrow Fund an amount equal to 50% of the originally Escrowed Securities and/or the proceeds of any liquidation thereof and any income earned thereon, less an amount (if any) thereof with respect to which the Buyer has asserted one or more Claims in accordance with this Agreement (whether such Claims have been theretofore paid out of the Indemnification Escrow Fund or are pending), together with any income earned on such amount of the Indemnification Escrow Fund. For this purpose, the Seller shall designate in accordance with Section 5(c), whether any pending Claims should be satisfied with cash or stock. (iii) On April 26, 1998, the Escrow Agent shall release all of the remaining Indemnification Escrow Fund from escrow and deliver it to the Seller, provided, that the Escrow Agent shall retain and continue to hold in escrow such portion, if any, of the Indemnification Escrow Fund with respect to which the Buyer has asserted one or more Claims in accordance with this Agreement, which Claims have not been paid in full or withdrawn in writing by the Buyer. At such time as such Claims are resolved in accordance with the terms hereof, the amount of any Allowed Claims not previously paid to the Buyer and the balance of the Indemnification Fund shall be paid to the Seller. For this purpose, the Seller shall designate in accordance with Section 5(c), whether any pending Claims should be satisfied with cash or stock.

         (b) As Directed by a Court. Except as otherwise specifically provided herein, the Escrow Agent shall retain the Escrow Funds until such time or times as it receives written notice that a judgment, order, or decree has been entered or made by any court with respect to the disposition of the Escrow Funds that, in the opinion of legal counsel chosen by the Escrow Agent, is binding upon the Escrow Agent and not subject to further appeal or modification before compliance is required therewith, in which case the Escrow Agent shall comply with such judgment, order, or decree.

         (c) As Directed by the Parties. Notwithstanding any other provision of this Agreement, the Escrow Agent shall release all or any part of the Escrow Funds and deliver it in accordance with written instructions duly executed (in counterparts or otherwise) by the Buyer and the Seller.

         (d) Deliveries of Escrowed Funds. All deliveries of Escrowed Money to the Buyer or the Seller shall be made by wire transfer of immediately available funds to an account designated in writing by the receiving party at least two business days before such delivery (or in the absence of such designation, by certified or bank check sent to such party at its address set forth in Section 13 hereof). Delivery of Escrowed Securities shall be made by delivery in accordance with Section 13 of the stock certificates together with the related stock powers.

         7. LIABILITY OF ESCROW AGENT. This Agreement is entered into by the Escrow Agent as an accommodation to, and, subject to Section 19 hereof, solely for the benefit of, the Buyer and the Seller and the other "indemnified parties"; and no other Person shall have any right to enforce or receive the benefits of this Agreement. The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement, and shall be under no obligation to review and interpret, or be deemed to have knowledge of, any other agreement, including without limitation, the Purchase Agreement. The Escrow Agent shall not be liable to any person or entity whatsoever, except for actual damages caused by its own gross negligence or willful misconduct, and in any event shall not be liable for any incidental or consequential damages, including without limitation lost profits. The Escrow Agent shall not be liable for any investment losses provided that the Escrowed Money is invested in accordance with Section 3(c) above.

         8. INDEMNIFICATION OF ESCROW AGENT. Each of the Buyer and the Seller hereby severally agrees to indemnify and hold harmless the Escrow Agent (and its officers, employees, agents, and other representatives) from and against all damages arising or resulting from, relating to, or in connection with this Agreement or the transactions hereby contemplated, excepting only such damages as may be finally determined by a court of competent jurisdiction to have been caused directly by the Escrow Agent's gross negligence or willful misconduct. This indemnification shall survive termination of this Agreement.

         9. RELIANCE BY ESCROW AGENT. In the absence of gross negligence or willful misconduct, the Escrow Agent shall not incur any liability for (a) acting or failing to act in reliance upon any written instruction, notice, or other document required or permitted under this Agreement and believed by it to be genuine and to have been signed by the proper Person(s), without any obligation on its part to make any additional inquiry or investigation, and (b) acting, or failing to act, in good faith reliance upon the advice of legal counsel.

         10. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent shall have the right to resign as Escrow Agent hereunder at any time, upon ten days prior written notice to each of the other parties hereto; and the Escrow Agent may be removed by a written agreement of the Buyer and the Seller delivered to the Escrow Agent, which removal shall be effective no earlier than 30 days after such delivery to the Escrow Agent, unless the Escrow Agent consents in writing to an earlier effective time. Upon the effectiveness of any such resignation or removal, the resigning or removed Escrow Agent shall be relieved of all further obligations and all liability hereunder. Before the effectiveness of any such resignation or removal, the Buyer and the Seller shall jointly appoint another person to act in the resigning or removed Escrow Agent's stead hereunder. If the Buyer and the Seller fail to agree upon and appoint such successor Escrow Agent before the effectiveness of any such resignation or removal, then unless otherwise instructed by written notice duly executed by the Buyer and the Seller, the Escrow Agent shall deposit the Escrow Funds with a court of competent jurisdiction and shall be relieved of all further obligations and all liability hereunder.

         11. TERMINATION, AMENDMENT, AND MODIFICATION. This Agreement shall terminate when the entire Escrow Funds have been distributed and no Claim remains pending. Prior to such time, this Agreement may be terminated, amended, or modified only by a written agreement (in counterparts or otherwise) duly executed and delivered by all of the parties hereto.

         12. DISPUTES. In the event that there arises any dispute with respect to this Agreement or any transaction or matter in connection with this Agreement, including without limitation the respective rights of the Buyer and the Seller to the release or return of all or any part of the Escrow Funds, the Escrow Agent is authorized (but shall not be required) (a) to retain possession of all or any part of the Escrow Funds until such dispute is finally resolved, including without limitation, resolution by mutual agreement of the disputants or by the final judgment, order, or decree of a court of competent jurisdiction after the time for appeal has expired and without any rights of appeal having been perfected; and/or (b) to deposit all or any part of the Escrow Funds with a court of competent jurisdiction and institute an interpleader proceeding against the Buyer and the Seller, upon which the Escrow Agent's further obligations and its liability under this Agreement shall immediately terminate. The Escrow Agent is authorized (but shall not be required) to institute, prosecute, intervene in, and/or defend any such proceedings.

         13. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective upon receipt), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the other party for the purpose pursuant to this Section 13):

         (a)         If to the Buyer:

                     VideoServer, Inc.
                     63 Third Avenue
                     Burlington, MA  01803
                     Attention:  Paul L. Criswell, Esq.
                     Telecopier No. 617-505-2101

         with a copy to:

                     David L. Engel, Esq.
                     Bingham, Dana & Gould LLP
                     150 Federal Street
                     Boston, Massachusetts  02110.
                     Telecopier No. 617-951-8736

(b)      If to the Seller:

                     Promptus Communications, Inc.
                     207 High Point Avenue
                     Portsmouth Business Park
                     Portsmouth, Rhode Island  02871
                     Attention:  Chairman
                     Telecopier No. 401-683-6105
                with a copy to:

                     John Rodney, Esq.
                     Kirkpatrick & Lockhart LLP
                     1500 Oliver Building
                     Pittsburgh, PA  15222
                     Telecopier No. 412-355-6501

                     and to

                     Margaret D. Farrell, Esq.
                     Hinkley, Allen & Snyder
                     1500 Fleet Center
                     Providence, RI  02903

         (c)         If to the Escrow Agent, to:

                     Fleet National Bank
                     One Federal Street
                     Boston, MA  02110
                     Attention:  Corporate Trust Department
                     Telecopier No.:  617-346-5501

         14. GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law).

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed counterpart hereof.

         16. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

         17. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

         18. EXPENSES. Each of the Buyer and the Seller shall be responsible for and pay promptly one-half of the charges and expenses of the Escrow Agent, in connection with the Escrow Agent's performance of its duties hereunder. To the extent that the Escrow Agent is entitled to indemnification under Section 8 above or to fees and expenses which indemnification, fees and/or expenses are not timely paid, the parties agree that the Escrow Agent may deduct such amounts from the Escrowed Money without further authorization.

         19. NO ASSIGNMENT; BINDING EFFECT AND BENEFITS. No party may assign its rights or (except as set forth herein) delegate its obligations hereunder without the written consent of the other parties hereto, and any attempt to do so shall be wholly void; provided that it is hereby acknowledged and agreed that the Buyer may assign its rights to VSVR as contemplated by the Purchase Agreement without any such consent and that the Seller may assign its right to receive any portion of the Escrow Funds to GTI. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, VSVR). Nothing herein is intended to or shall confer any rights or remedies on any Person other than the parties hereto and VSVR. Notwithstanding the above, the parties agree that any successor to the corporate trust business of the Escrow Agent, whether by merger, acquisition, or otherwise, automatically shall become the Escrow Agent hereunder without the need for further consent or documentation.

         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as an agreement under seal as of the date first above written.


BUYER:                                 SELLER:

VIDEOSERVER, INC.                      PROMPTUS COMMUNICATIONS, INC.



By  /S/ PAUL CRISWELL                  By /S/  AURELEO LUCCI
  ------------------------------         -----------------------------------
  Name: Paul Criswell                    Name: Aureleo Lucci
  Title: General counsel                 Title: Promptus CEO


ESCROW AGENT:

FLEET NATIONAL BANK



By
  ------------------------------
  Name:
  Title:

                                   Schedule 1

                     United States Government Treasury Bills

                    SOFTWARE AND TECHNOLOGY LICENSE AGREEMENT


This Software and Technology License Agreement (the "License Agreement") is effective this __ day of ____, 1997, between VideoServer, Inc. with a principal place of business at 63 Third Avenue, Burlington, MA, 01803 ("VideoServer"), and Promptus Communications, Inc. with a principal place of business at 207 High Point Avenue, Portsmouth, Rhode Island, 02871 ("Promptus").

WHEREAS, VideoServer, pursuant to that certain agreement between VideoServer and Promptus styled Asset Purchase Agreement and dated as of , (the "Purchase Agreement"), has purchased from Promptus and is now the owner of all of Promptus' rights, title and interest in and to certain computer software programs and other intellectual property rights in and to Network Access Card business of Promptus, as further described in the Purchase Agreement (hereinafter referred to as the "NAC Technology"), which includes the computer software programs and associated documentation materials in existence as of the Closing Date and generally known as Version 4.20 (the "Software"); and

WHEREAS, Promptus, as a condition of entering into the Purchase Agreement, desires to license back from VideoServer the NAC Technology, for use in the manufacturing, marketing, sublicensing and sale of the Promptus "Systems Products" as that term is defined herein, and to permit Promptus to use, modify, and reproduce the Software on the terms and conditions stated herein, and to grant sublicenses to use the object code, of the Software to its customers in conjunction with such Systems Products; and

WHEREAS, VideoServer is willing to grant to Promptus a license to the NAC Technology, provided that 1) Promptus shall strictly comply with the field of use restrictions and other terms and conditions set forth herein and 2) VideoServer shall have no liability or ongoing maintenance or support obligations to Promptus or its customers regarding the NAC Technology or the Software;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration set forth in the Purchase Agreement, the parties hereto, hereby agree as follows:

I.    LICENSE GRANT

1. VideoServer hereby grants, and Promptus hereby accepts, a perpetual personal, irrevocable non-transferable (except as expressly set forth in Section XII, herein) and non-exclusive license to use modify, reproduce and distribute the Software, strictly for the purpose described below, and for no other purpose. In order to enable the foregoing rights, Promptus shall retain one copy of the Software, including one complete copy of the source code . Promptus shall have the right to use the Software on any computer operated and controlled by Promptus.

2. VideoServer hereby grants, and Promptus hereby accepts, a perpetual personal, irrevocable non-transferable (except as expressly set forth in Section XII, herein) and non-exclusive license to use, modify, and reproduce the NAC Technology strictly for the purposes set forth in Section II, herein, and for no other purpose.

II.         PURPOSE/RIGHT TO USE

1. Promptus and its subsidiaries may use the NAC Technology for the sole purpose of developing improvements to the NAC Technology and for creating, manufacturing and selling "Systems Products." As used herein, "Systems Products" shall mean Promptus' present generation of products (the "Products"), listed in Appendix A, attached hereto and any future versions thereof which: (i) improve performance or reliability; (ii) represent improvements or upgrades of the Products without adding material new and different functionality beyond the functionality available in the Products; or (iii) add new material functionality, as part of the general advancement of technology (by Promptus or others,) but only within the functionality areas of switching and routing, call distribution, bandwidth management and distribution, bandwidth aggregation, network backup/overflow systems and terminal adapter systems such as the "Hot Link" product. Without limiting the foregoing, in no case shall Promptus be entitled to use the NAC Technology for use in connection with the sale of NAC cards separate from the System Products, or the sale of any other product which is a substitute for the NAC cards in that its sole function is to connect an intelligent device to a digital network, telephone circuit or similar structure. Moreover, all such systems products shall be free-standing systems, and shall not be components intended to be physically integrated into the chassis of another system in a manner materially different from the current and customary practice at Promptus with respect to the Products. It is further understood that each Systems Product shall include significant function, value, and cost in addition to the NAC card portion of the System Product. The NAC Technology will not be disclosed to or referenced by persons other than Promptus employees with a need to know, except as permitted herein by way of sublicense of the Software or as is inevitably disclosed by permitted manufacture and sale of Systems Products in the ordinary course.

2. Promptus acknowledges and agrees that the license to it of the NAC Technology is part of a larger transaction involving the sale of its NAC Business to VideoServer, for which it has received significant consideration, and that it is appropriate that the scope of its permitted use of the NAC Technology be limited as provided herein, and such limits be strictly construed.

III.        RIGHT TO SUBLICENSE IN OBJECT CODE FORM

1. VideoServer grants to Promptus a perpetual personal, non-exclusive, non-transferable (except as expressly set forth in Section XII, herein) right and license to use, copy, improve, and modify the Software internally in source or object code form, and to sublicense and distribute the Software in object code form, to end users and/or resellers, as part of or in conjunction with and as is necessary for sales of the Systems Products.

2. Promptus shall not sublicense or otherwise distribute any of the Software except to end-users and/or resellers who have entered into a Sublicense Agreement, materially in the form of the sublicense agreement that Promptus has used for its own software that it licenses to that customer. A Sublicense Agreement may be either i) a written license agreement signed by the end user or ii) included with the documentation, in such a manner that the end user reasonably indicates its acceptance of the sublicense agreement by turning on and using the accompanying Software.

IV.         TITLE AND OWNERSHIP

1. Title to the NAC Technology as between VideoServer and Promptus shall at all times remain and vest solely with VideoServer. Promptus acknowledges VideoServer's claim that the NAC Technology is its trade secret and confidential property, and shall treat it as such. Except as expressly allowed under this License Agreement, Promptus shall not sell, lease, license or sublicense or otherwise transfer or distribute any of the NAC Technology in whole or in part, without prior authorization, in writing, from VideoServer. Promptus shall not remove or destroy any copyright, patent, trademark or other proprietary mark or notice on the NAC Technology including, but not limited to the Software, and shall reproduce any such marks on any copies of the Software that it makes hereunder.

2. Notwithstanding the above, Promptus shall own, as between it and VideoServer, all changes that it makes to the NAC Technology, and any software that it adds to or creates to run in conjunction with the NAC Technology, provided that such actions are in accordance with this Agreement.


V.          NO WARRANTY

VIDEOSERVER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR ANY WARRANTY AS TO THE SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE SOFTWARE.


VI.         LIMITATION OF LIABILITY

IN NO EVENT SHALL VIDEOSERVER BE LIABLE FOR ANY LOST OR ANTICIPATED PROFITS OR SAVINGS, OR ANY OTHER DAMAGES UNDER THIS AGREEMENT OR ANY TRANSACTIONS UNDER THIS AGREEMENT, OR ANY USE, SALE OR DISTRIBUTION OF THE NAC TECHNOLGY BY OR THROUGH PROMPTUS, INCLUDING BUT NOT LIMITED TO ANY INCIDENTAL, EXEMPLARY, PUNITIVE, INDIRECT, DIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, AND WHETHER OR NOT VIDEOSERVER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


VII.        NO LICENSE FEE

THE PARTIES ACKNOWLEDGE THAT VIDEOSERVER IS LICENSING THE NAC TECHNOLOGY AT NO CHARGE AS PART OF A GREATER TRANSACTION IN WHICH VIDEOSERVER IS ACQUIRING THE NAC TECHNOLOGY FROM PROMPTUS. PROMPTUS ACKNOWLEDGES THAT THE TOTAL DISCLAIMERS OF WARRANTY AND LIABILITY BY VIDEOSERVER HAVE BEEN SPECIFICALLY BARGAINED FOR AND AGREED TO, AND REPRESENT, IN THE TOTALITY OF THE CIRCUMSTANCES, AN APPROPRIATE AND FAIR ALLOCATION OF RISK.

VIII.       INDEMNIFICATION

Promptus shall indemnify and hold VideoServer harmless from and against any and all claims, actions, or demands arising with respect to Promptus' use of the NAC Technology and any Systems Products or other products it creates, sells or otherwise distributes that use, incorporate, or are based upon the NAC Technology.


IX.         DISPUTE RESOLUTION

1. PRODUCT PRECLEARANCE In any situation where Promptus is uncertain whether a new product is within its permissible scope of use of the NAC Technology as set forth in Section II, Promptus may, but is not required to, send to VideoServer a "Preclearance Notification," containing sufficient information about the product to allow VideoServer to form an informed opinion about the purpose, use and functionality of the new product. Within fifteen business days of receiving such a notice, VideoServer shall either a) notify Promptus that it agrees that the new product is within the allowed scope of use, or b) notify Promptus that it does not believe that the new product is within the allowed scope of use for the NAC Technology, in which case it shall begin the dispute resolution mechanism as follows: Within one week of VideoServer's response to Promptus, an officer of each party, at the level of Vice President or above, shall personally meet, at an agreed location, without others present, except as follows. Should either party request, the parties shall agree upon a neutral third party mediator to also attend the meeting. At such meeting the parties shall decide, by consensus, whether the new product is within or outside of the allowed scope of use for the NAC Technology, or whether it is within the allowed scope of use only with the imposition of certain restrictions. The parties shall memorialize their decision in writing at that meeting. Should the parties be unable to agree, then either party may resort to the courts to finally determine their rights, and each party shall agree to expedited scheduling of such a lawsuit. All information exchanged as part of the foregoing process shall be considered confidential information.

2. IRREPARABLE HARM Each party agrees and acknowledges that the creation of market share and customer goodwill are essential goals of each company's business, and that either 1) the sale, license or transfer by Promptus of a product outside of its permitted scope of use for the NAC Technology or any disclosure by Promptus of any confidential information in contravention of its obligations hereunder, or 2) VideoServer's prevention of Promptus from selling a product within its allowed scope of use would defeat those essential goals and cause irreparable harm to the other party. As such, either party may seek preliminary injunctive relief preventing either of the foregoing, and the other party shall not dispute the existence of irreparable harm. The parties agree that it shall, however, be appropriate for the party seeking the injunction to post a bond as a condition of obtaining such injunction.

3. PRODUCT NOTIFICATION Promptus shall notify VideoServer and send to VideoServer any publicly-available literature describing all new products (including customized products) that it introduces that contains, uses or is created by use of the NAC Technology.

4. The parties agree that the Product Notification obligations contained in the previous paragraph are intended to save VideoServer from considerable costs and damages in monitoring Promptus' compliance with its field of use restrictions hereunder. The parties further agree that such costs and damages would be difficult or impossible to accurately quantify. Therefore, the parties agree that
            (a) should Promptus not fulfill its Product Notification obligations for a particular product as set forth in the preceding paragraph and
            (b) should the sale or licensing of such product constitute an Unlawful Sale (as defined in Section X.1 below),then, in addition to any other damages to which VideoServer may be entitled, Promptus shall pay to VideoServer as liquidated damages and not as a penalty, a one-time sum under this License Agreement of $40,000.


X.          ENFORCEMENT

1. Should Promptus introduce, market, sublicense, sell or provide a product or service in violation of the scope of its right to use the NAC Technology ("Unlawful Sale"), Promptus agrees that VideoServer shall be entitled to receive, as damages, the greater or a) the profits that VideoServer lost by virtue of not making such sale or sublicense itself, (for purposes of which, Promptus agrees that, had Promptus not made such Unlawful Sale, VideoServer would have made the sale or sublicense) or, b) the revenues that Promptus received from such Unlawful Sale, less any costs of goods and direct manufacturing costs that Promptus incurred in making the product for the Unlawful Sale, or c) any other measure of damages provided by law, including, but not limited to, statutory damages under the Federal Copyright Law (it being agreed that Promptus has no right to make a copy of the Software for purposes on an Unlawful Sale.)


XI.         NO MAINTENANCE OR SUPPORT

            VideoServer shall not provide Promptus with any ongoing maintenance or support for the NAC Technology or Software whatsoever.


XII.        ASSIGNMENT

            This License Agreement and license rights granted herein are personal to Promptus, and Promptus shall only have the right to assign it to a party in connection with such party's purchase of all or substantially all of the Promptus business, and only if such party agrees, in writing, to be bound by the terms hereof, Provided, however, that within three years of the Closing Date, Promptus may only assign this License Agreement and license with VideoServer's prior written consent, which consent VideoServer shall not unreasonably withhold or delay; provided that it shall be deemed unreasonable for VideoServer to withhold such consent if the proposed assignee under this section, is not: (i) PictureTel, VTEL, Lucent, Accord, MultiLink, Outreach, or Xircom; (ii) any party that is, at the time of such proposed assignment, a designer, developer, manufacturer, or seller of NAC cards (standing alone and not as part of a systems product in which the NAC card is merely one component part of the overall systems product, similar in nature to the relationship of the NAC cards to the Systems Products); or (iii) any other party that is, at the time of the proposed assignment, a "significant" competitor to or customer of the NAC business, meaning that such party is a purchaser of NAC cards or a manufacturer and seller of NAC cards (or products which are recognized in the relevant market as functional substitutes for NAC cards) at equivalent purchasing levels, or at equivalent manufacturing and selling levels, as the case may be, for one of the parties identified in subsection (i), above, as a "significant" customer or competitor. No such action of withholding of consent, hereunder, shall be valid unless VideoServer shall deliver written notice of its decision to withhold such consent to Promptus within ten (10) days following VideoServer's receipt of a written request from Promptus for approval of such assignment. In order to protect the confidentiality of any proposed sale of the Promptus business, it is understood and acknowledged that Promptus may submit a list of parties for whom it requests VideoServer's consent for assignment, hereunder, most of whom may not be potential purchasers. VideoServer shall have the right to substitute the parties listed in subsection
            (i), above, with other such significant customers or competitors on a one-for-one basis, effective upon written notice from VideoServer to Promptus; provided, however, that no such substitution shall be effective with respect to any party if VideoServer shall have, prior to such written notification, received a written request from Promptus within the previous six months identifying such party as a party for whom Promptus seeks VideoServer's consent for assignment. Otherwise, Promptus shall have no right to sublicense or assign this license or Agreement, or any of the rights or obligations hereunder, to any other party, including, but not limited to any assignment by virtue of a sale of the stock or assets of Promptus, or as part of a merger with any other party. In addition to the foregoing, Promptus shall have no right to enter into any joint relationship with any third party such as a joint venture or partnership where Promptus' contribution to such joint relationship is NAC cards, separate and apart from the Systems Products, which utilize the NAC technology.


XIII.  GENERAL TERMS

1. FORCE MAJEURE Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed or prevented by force majeure or contingencies or causes beyond the reasonable control of such party.

2. NOTICES All notices shall be sufficient only if personally delivered, delivered by telecopy, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, to either party at its address set forth above or such other address as such party may provide by notice pursuant to this Section. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails, properly addressed, with first class postage prepaid. Notice by telecopy shall be deemed received at the time sent or the next working day if such time is not during a working day.

3. GOVERNING LAW This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the Commonwealth of Massachusetts.

4. WAIVERS AND AMENDMENTS No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other right, power or privilege. This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized representatives of the parties.

5. SEVERABILITY In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

6. ENTIRE AGREEMENT This Agreement, and the Appendices attached or referenced herein, is the complete agreement between the parties hereto concerning the subject matter of this Agreement, and replaces any contemporaneous or prior written or oral communications between the parties. There are no conditions, understandings, agreements, representations or warranties, expressed or implied, which are not specified herein.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute the License Agreement as of the 25th day of April, 1997.


VideoServer, Inc.                             Promptus Communications, Inc.

By: /S/ PAUL CRISWELL                  By: /S/ AURELEO LUCCI
   ------------------------------        ------------------------------------

Name:   Paul Criswell                  Name:   Aureleo Lucci
     ----------------------------          ----------------------------------

Title:  General Counsel                Title:  CEO
     ----------------------------           ---------------------------------

                       GTI CORPORATION GUARANTY AGREEMENT

            This GUARANTY AGREEMENT, dated as of April 25, 1997 (the "Guaranty"), is among GTI Corporation, a Delaware corporation (the "Guarantor"), VideoServer, Inc., a Delaware corporation (the "Purchaser") and VideoServer Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of the Purchaser ("VSVR").

            WHEREAS, pursuant to an Asset Purchase Agreement, dated as of March 25, 1997 (the "Asset Purchase Agreement"), among the Purchaser, VSVR and Promptus Communications, Inc., a Rhode Island corporation ("Promptus"), the Purchaser and VSVR have agreed to purchase certain assets, and assume certain liabilities, of Promptus on the terms and conditions set forth in the Asset Purchase Agreement;

            WHEREAS, Promptus is a subsidiary of the Guarantor; and

            WHEREAS, the Purchaser and VSVR have required that the Guarantor, as the holder of a majority of the issued and outstanding capital stock of Promptus, guarantee all obligations of Promptus arising under or in connection with Section 12.1(vi) of the Asset Purchase Agreement and Section 12.1(i) of the Asset Purchase Agreement insofar as the relevant failure or breach arises in respect of the representations and warranties contained in the first sentence of
Section 5.9 of the Asset Purchase Agreement (and subject to the limitations set forth in Section 12.3(c) of the Asset Purchase Agreement), and the Guarantor has agreed to provide such guaranty in connection therewith in order to induce the Purchaser and VSVR to consummate the transactions contemplated by the Asset Purchase Agreement and as consideration for the benefits accruing to the Guarantor as a result of the transactions contemplated by the Asset Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. The Guarantor hereby unconditionally guaranties to the Purchaser and VSVR the payment in full of each Obligation (as hereinafter defined), when and as such Obligation becomes due and payable, including all Obligations which would become due but for the operation of the automatic stay pursuant to (beta)362(a) of the Federal Bankruptcy Code and the operation of (beta)(beta)502(b) and 506(b) of the Federal Bankruptcy Code. As used herein, "Obligations" means all indebtedness, obligations and liabilities of Promptus to the Purchaser, VSVR and their Affiliates, existing on the date of this Guaranty or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising under or pursuant to Section 12.1(vi) of the Asset Purchase Agreement or Section 12.1(i) of the Asset Purchase Agreement insofar as the relevant failure or breach arises in respect of the representations and warranties contained in the first sentence of Section
5.9 of the Asset Purchase Agreement (and subject to the limitations set forth in Section 12.3(c) of the Asset Purchase Agreement). The Guarantor agrees that if Promptus shall fail to pay any Obligation when and as such Obligation shall be due and payable, then the Guarantor will make such payment of such Obligation in funds immediately available to the Purchaser and/or VSVR, as applicable. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment by Promptus of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that the Purchaser and/or VSVR first attempt to collect any of the Obligations from Promptus or resort to any security or other means of obtaining payment of the Obligations that the Purchaser and/or VSVR now have or may acquire after the date hereof, or upon any other contingency whatsoever. Payments by the Guarantor hereunder may be required by the Purchaser and/or VSVR on any number of occasions.

            Section 2. GUARANTOR'S FURTHER AGREEMENTS TO PAY. The Guarantor further agrees, as the principal obligor and not as the guarantor only, to pay to the Purchaser and/or VSVR forthwith upon demand by such Person (as such term is defined in the Asset Purchase Agreement) in funds immediately available to such Person, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by such Person in connection with collecting under this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the date that such amounts have become due and payable under the Asset Purchase Agreement, as finally determined in accordance with the provisions of the Asset Purchase Agreement, provided that the maximum amount of interest that may be charged to or collected from the Guarantor under this Guaranty shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest that could lawfully be charged or collected under applicable law.

            Section 3. TERMINATION OF GUARANTY. The obligations of the Guarantor under this Guaranty shall continue in full force and effect until the Obligations are finally paid and satisfied in full, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Promptus, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of the federal Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, or be a defense to or claim against the obligations of the Guarantor under this Guaranty.

            Section 4. WAIVERS BY GUARANTOR; FREEDOM TO ACT OF PURCHASER AND VSVR. The Guarantor agrees that the Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchaser and/or VSVR with respect thereto. The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, other than demand for payment hereunder, and all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Promptus or any other entity or other Person (as defined in the Asset Purchase Agreement) primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Purchaser and/or VSVR to assert any claim or demand or to enforce any right or remedy against Promptus or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, consolidation, amendments or modifications of any of the terms or provisions of the Asset Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Purchaser and/or VSVR may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Purchaser and/or VSVR might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. Notwithstanding the foregoing, the Guarantor shall not be bound by any amendment, waiver or modification of any provision of the Asset Purchase Agreement which is made without its consent. Any such consent shall not be unreasonably withheld or delayed and such consent shall be deemed to have been given if Guarantor does not respond to any request for consent within ten (10) days of receipt of such request. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Purchaser and/or VSVR from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Purchaser's and/or VSVR's commencement or completion of any action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Purchaser and/or VSVR.

            Section 5. PROMPTUS' DEFENSES AVAILABLE TO GUARANTOR. Notwithstanding anything to the contrary contained herein, but without in any way affecting the Guarantor's waiver of suretyship defenses generally pursuant to Section 4, the Guarantor shall be entitled to rely on any defenses to the payment of any Obligation that Promptus is entitled to rely on pursuant to the Asset Purchase Agreement, other than any defenses that are personal to Promptus such as lack of capacity or authority or discharge in bankruptcy.

            Section 6. UNENFORCEABILITY OF OBLIGATIONS AGAINST PROMPTUS. If for any reason Promptus has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from Promptus by reason of Promptus' insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Promptus, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Asset Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

            Section 7. SUBROGATION. Until the final payment and performance in full of all of the Obligations: (i) the Guarantor shall not exercise any rights against Promptus arising as a result of payment or performance by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any such claim in competition with the Purchaser and/or VSVR in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature;

(ii) the Guarantor will not, as a result of payment or performance by the Guarantor hereunder, claim any setoff, recoupment or counterclaim against Promptus in respect of any liability of the Guarantor to Promptus; and (iii) the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Purchaser and/or VSVR or in respect of which the Purchaser and/or VSVR may have any rights.

            Section 8. FURTHER ASSURANCES. The Guarantor agrees to do all such things and execute all such documents as the Purchaser and/or VSVR may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Purchaser and VSVR hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from Promptus on a continuing basis all information desired by the Guarantor concerning the financial condition of Promptus and that the Guarantor will look to Promptus and not to the Purchaser or VSVR in order for the Guarantor to keep adequately informed of changes in the financial condition of Promptus.

            Section 9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor represents and warrants to the Purchaser and VSVR as follows:

                       Section 9.1. Organizations; Authority. The Guarantor is a corporation validly existing and in good standing under the laws of its jurisdiction of organization with corporate power and authority to enter into this Guaranty and to perform its obligations hereunder.

                       Section 9.2. Binding Effect. This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

                       Section 9.3. Non-Contravention. Neither the execution and delivery of this Guaranty by the Guarantor nor the consummation by the Guarantor of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (as defined in the Asset Purchase Agreement) upon any property of the Guarantor pursuant to any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal or arbitral authority to which the Guarantor or any of its properties is subject.

            Section 10. NOTICES, ETC. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

            If to the Purchaser and/or VSVR, to:

                        VideoServer, Inc.
                        63 Third Avenue
                        Burlington, MA  01803
                        Attention:  Paul Criswell, Esq.
                        Telecopier No.  617-505-2101

                        With a copy to:

                        David L. Engel, Esq.
                        Bingham, Dana & Gould LLP
                        150 Federal Street
                        Boston, MA  02110
                        Telecopier No.  617-951-8736

            If to the Guarantor to:

                        GTI Corporation
                        9715 Business Park Avenue
                        San Diego, CA  92131
                        Attention:  President
                        Telecopier No.  619-537-2519

                        With a copy to:
                        John Rodney, Esq.
                        Kirkpatrick & Lockhart LLP
                        1500 Oliver Building
                        Pittsburgh, PA  15222
                        Telecopier No.  412-355-6501

            Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when received.

            Section 11. ARBITRATION PROVISION. Any dispute, controversy or claim arising out of or in connection with or relating to this Guaranty or any breach or alleged breach hereof shall be submitted to and determined and settled by arbitration in Boston, Massachusetts, or in such other location as the parties may agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The Board of Arbitration shall be composed of one arbitrator, to be mutually agreed upon by the parties in good faith, or, if the parties cannot agree, the arbitrator shall be selected by the AAA in accordance with its standard procedures in such cases. The arbitration award shall be final and binding on the parties to the arbitration and judgment thereon may be entered in any court having jurisdiction, or application may be made to any such court for confirmation of such award or a judicial acceptance of such award or other legal remedy, as the case may be. If under applicable federal or state law, a claim dispute shall not be subject to arbitration, then either party may reject arbitration so that all claims and disputes shall be subject to resolution in a single proceeding and a single forum.

            Section 12. AMENDMENTS, WAIVERS, ETC. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Purchaser, VSVR and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates. No such waiver shall extend to, affect or impair any right with respect to any Obligation that is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Purchaser or VSVR in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

            Section 13. WAIVER OF JURY TRIAL. THE GUARANTOR, THE PURCHASER AND VSVR EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS.

            Section 14. SURVIVAL OF BANKRUPTCY. This Guaranty shall survive the insolvency of the Guarantor and the commencement of any case or proceeding by or against THE Guarantor under the federal Bankruptcy Code or other federal, state, provincial or other applicable bankruptcy, insolvency or reorganization statutes.

            Section 15. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, but all of such counterparts together shall constitute but one and thE same agreement. In making proof of this Guaranty, it shall not be necessary to produce or account for more than one counterpart hereof signed by the party against whom enforcement is sought.

            Section 16. HEADINGS; CONSTRUCTION. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof. The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

            Section 17. SEVERABILITY. In the event any provision of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, sUCH invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Guaranty shall be interpreted and construed as if such provision to the extent the same shall have been invalid, illegal or unenforceable had never been contained herein. The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision.

            Section 18. ACKNOWLEDGMENT. The Guarantor acknowledges receipt of a copy of this Guaranty.

            Section 19. GOVERNING LAW. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES).

            Section 20. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successorS and permitted assigns. Notwithstanding the foregoing, this Guaranty may not be assigned (by operation of law or otherwise) by the Guarantor. Notwithstanding the foregoing, this Guaranty may not be assigned (by operation of law or otherwise) by the Purchaser or VSVR to a third party other than a Subsidiary or Affiliate of the Purchaser or VSVR, and the Guarantor's obligations under this Guaranty to any such Subsidiary or Affiliate shall cease, without affecting the Guarantor's obligations under this Guaranty to the Purchaser and VSVR, at such time as such Person ceases to be a Subsidiary or Affiliate of the Purchaser or VSVR.

            IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their proper and duly authorized officers as of the day first above written.

                                       The Guarantor:

                                       GTI CORPORATION

                                       By: /S/  ALBERT J. HUGO-MARTINEZ
                                          ------------------------------------
                                          Name: Albert J. Hugo-Martinez
                                          Title: President & CEO



Accepted by the Purchaser and VSVR:

VIDEOSERVER, INC.

By: /S/ ROBERT CASTLE
   --------------------------
   Name: Robert Castle
   Title: President & CEO

VIDEOSERVER ACQUISITIONS CORP.


By: /S/ ROBERT CASTLE
   --------------------------
   Name: Robert Castle
   Title: President & CEO

                          REGISTRATION RIGHTS AGREEMENT


            THIS AGREEMENT is made as of April 25, 1997, by and between Promptus Communications, Inc., a Rhode Island corporation ("Promptus"), and VideoServer Inc., a Delaware corporation (the "Company").

            This Agreement is made pursuant to an Asset Purchase Agreement, dated as of March 25, 1997 (as in effect from time to time, the "Asset Agreement"), by and among Promptus, the Company, and VideoServer Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("VSVR"), whereunder Promptus has sold certain assets to VSVR, and the Company has issued shares of its Common Stock to Promptus as part of the consideration for such assets. Except as otherwise defined herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the Asset Agreement.

            In order to induce Promptus to enter into the Asset Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement.

            The parties hereto agree as follows:

            1.  Definitions.

            "Asset Agreement" has the meaning specified in the preamble.

            "Business Day" means any day that the New York Stock Exchange is open for trading.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Common Stock, $0.01 par value per share, of the Company.

            "Company" has the meaning specified in the preamble.

            "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

            "Piggyback Registration" has the meaning specified in Section 3(a).

            "Promptus" has the meaning specified in the preamble.




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

            "Registrable Securities" means (i) any Common Stock issued to Promptus under the Asset Agreement and (ii) any securities issued with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

            "Registration Expenses" has the meaning specified in Section 5.

            "Registration Statement" has the meaning specified in Section 2.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Underwriter's Maximum Number" means, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

            "VSVR" has the meaning specified in the preamble.

            2. Registration on Form S-3. As promptly as possible following the Closing (as defined in the Asset Agreement), the Company will prepare and file with the Commission a registration statement on Form S-3 (or on Form S-1 (or other comparable form adopted by the Commission) if registration on Form S-3 is unavailable) (the "Registration Statement") covering all of the Registrable Securities issued to Promptus on the Closing Date. The Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act. The Company will use its best efforts to cause the Registration Statement to become effective as soon as practicable.

            3.  Piggyback Registrations.

            (a) Rights to Piggyback.

            (i) Subject to the provisions contained in paragraph (b) of this
Section 3, if the Company proposes to register any of its securities under the Securities Act prior to the effectiveness of any registration pursuant to
Section 2 above either for the Company's own account or for the account of any of its stockholders (other than Promptus) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will give written notice to Promptus of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) the thirtieth day prior to the anticipated filing date of such Piggyback Registration.

            (ii) Subject to the provisions contained in paragraph (b) of this
Section 3 and in the last sentence of this subparagraph (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Promptus, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to Promptus pursuant to
Section 3(a)(i) hereof, the written request of Promptus for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. Promptus shall be permitted to withdraw all or any part of its Registrable Securities from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless Promptus shall have entered into a written agreement with the Company's underwriters establishing the terms and conditions under which Promptus would be obligated to sell such securities in such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

            (b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then: (i) the Company shall be entitled to include in such registration (A) that number of securities which the Company proposes to offer and sell for its own account in such registration and (B) that number of securities which shall have been requested by any other holders thereof who have registration rights pursuant to an agreement with the Company which is in effect on the date hereof to be included in such registration and which securities in the aggregate do not exceed the Underwriters' Maximum Number; and (ii) if the Underwriters' Maximum Number exceeds the sum of the number of securities which the Company shall be required to include in such registration pursuant to clause (i)(B) and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities (including Registrable Securities) which persons (including Promptus) shall have requested be included in such registration and which shall not be greater than such excess.

            (c) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

            4. Registration Procedures. The Company agrees to use all commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                        (a) prepare and file with the Commission such amendments
            and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the second anniversary of the Closing, or such earlier time as all of the Registrable Securities covered by such registration statement have been sold, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by Promptus set forth in the Registration Statement;

                        (b) furnish to Promptus such number of copies of the
            Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Promptus may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Promptus;

                        (c) use reasonable efforts to register or qualify the
            Registrable Securities under such other securities or blue sky laws of such states of the United States as Promptus reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Promptus to consummate the disposition in such jurisdictions of the Registrable Securities owned by Promptus; provided that the Company will not be required
            (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph
            (c), (ii) to subject itself to taxation in any such jurisdiction or
            (iii) to consent to general service of process in any such jurisdiction;

                        (d) notify Promptus, at any time when a prospectus
            relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Promptus, the Company will promptly prepare (and, when completed, give notice to Promptus) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, Promptus will not offer or sell Registrable Securities until the Company has notified Promptus that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to Promptus;

                        (e) cause all the Registrable Securities to be listed on
            each securities exchange on which shares of Common Stock issued by the Company are then listed;

                        (f) in connection with any underwritten offering enter
            into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Promptus or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; and

                        (g) in the event of the issuance of any stop order
            suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use reasonable efforts promptly to obtain the withdrawal of such order.

            5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for the Company and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Notwithstanding the foregoing, in no event shall the Registration Expenses borne by the Company include any underwriting compensation or discount or any brokerage fees or sales commissions or any filing fees required to be paid to the National Association of Securities Dealers, Inc. (other than any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market).

            6. Lock-Up Agreement. The Seller hereby agrees not to sell, transfer or otherwise dispose of any Registrable Securities on or prior to the later of
(a) the date thirty (30) days after the Closing Date and (b) the date the Registration Statement described in Section 2 hereof becomes effective.

            7. Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, Promptus, its officers and directors and each Person who controls Promptus (within the meaning of the Securities Act) against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are
(i) caused by or contained in any information furnished to the Company by Promptus for use therein, (ii) caused by Promptus' failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Promptus with a sufficient number of copies of the same, or (iii) caused by Promptus' sale of Registrable Securities in violation of the proviso to Section 4(d) hereof.

            (b) In connection with the Registration Statement, Promptus will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is attributable (i) to the information furnished by Promptus to the Company in writing expressly for use in such registration statement or prospectus or supplement thereto, (ii) the failure by Promptus to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Promptus with a sufficient number of copies of the same, or (iii) the sale by Promptus of Registrable Securities in violation of the proviso to Section 4(d) hereof.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii), unless in the reasonable judgment of such indemnified party's counsel set forth in a written opinion a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for



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

any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. Subject to the foregoing terms and provisions of this Section 7(c), each indemnifying party hereunder will reimburse the person entitled to indemnification hereunder for all legal and other expenses reasonably incurred in connection with investigating and defending the action or claim for which such indemnified party seeks indemnification, as such expenses are incurred, provided that such indemnified party shall have given to the Company a written undertaking to repay all indemnification amounts paid by the Company to or for the account of such indemnified party if such party shall be adjudicated to be not entitled to indemnification under this Section 7.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

            8. Participation in Underwritten Registrations. No Person may participate in any offering hereunder which is underwritten unless such Person
(i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (as provided in Section 4(f)) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

            9. Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities under this Agreement.

            (b) No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the parties hereto and their respective shareholders, any rights or remedies under or by reason of this Agreement.

            (c) Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

            (d) Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.



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            (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

            (g) Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

            (h) Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            (i) Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

            (j) Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the other party for the purpose pursuant to this Section 9(j):

            If to the Company:

                        VideoServer, Inc.
                        63 Third Avenue
                        Burlington, MA  01803
                        Attention:  Paul Criswell, Esq.
                        Telecopier No.  617-505-2101

                        With a copy to:

                        David L. Engel, Esq.
                        Bingham, Dana & Gould LLP
                        150 Federal Street
                        Boston, MA  02110
                        Telecopier No.  617-951-8736

            If to Promptus:

                        Promptus Communications, Inc.
                        207 High Point Avenue
                        Portsmouth Business Park
                        Portsmouth, RI  02871
                        Attention:  Chairman
                        Telecopier No.

                        With a copy to:
                        John Rodney, Esq.
                        Kirkpatrick & Lockhart LLP
                        1500 Oliver Building
                        Pittsburgh, PA  15222

                        and to

                        Margaret D. Farrell, Esq.
                        Hinkley, Allen & Snyder
                        1500 Fleet Center
                        Providence, RI  02903

            (k) Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

            (l) Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

            (m) Public Statements or Releases. Each of the parties hereto agrees that prior to the Closing of the Asset Agreement no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 9(m) shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

            (n) Expenses. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

            (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                       PROMPTUS:

                                       PROMPTUS COMMUNICATIONS, INC.


                                       By: /S/ AURELEO LUCCI
                                          ------------------------------
                                          Name: Aureleo Lucci
                                          Title: CEO

                                       COMPANY:

                                       VIDEOSERVER, INC.


                                       By: /S/ PAUL CRISWELL
                                          ---------------------------------
                                          Name: Paul Criswell
                                          Title: General Counsel









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